Exhibit 10.1



                              MANAGEMENT AGREEMENT


                                     between


                          HYATT GAMING MANAGEMENT, INC.

                                       and



                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.





                             DATED: February 2, 2000





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                                TABLE OF CONTENTS

                                    AGREEMENT
                                    ---------

                                                                            Page
SECTION 1.  CONSTRUCTION, FURNISHING AND EQUIPPING, PRE-OPENING AND
            OPENING OF CASINO...........................................      1

            1.1 Construction ...........................................      1

            1.2 Furnishings and Equipment and Operating Equipment ......      2

            1.3 First Class Casino Standard Defined ....................      2

            1.4 Plans and Specifications ...............................      2

            1.5 Technical Assistance Services Respecting Improvements ..      3

            1.6 Plan and Design Changes ................................      4

            1.7 Budgets ................................................      4

            1.8 Construction Commencement Date and Opening Date ........      7

            1.9 Termination by Owner ...................................      7

           1.10 Termination by Hyatt Gaming ............................      9

SECTION 2. TERM.........................................................     10

            2.1 Original Term. .........................................     10

            2.2 Renewal Terms ..........................................     10

            2.3 Conditions of Renewal ..................................     11

            2.4 Owner Termination Rights ...............................     11

            2.5 Definition of Term .....................................     12

SECTION 3. USE AND OPERATION OF THE CASINO..............................     12

            3.1 Use and Standard of Operation ..........................     12

            3.2 Leases and Concessions .................................     18

            3.3 Bank Accounts ..........................................     18

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            3.4 Owner / Manager Relationship ...........................     19

            3.5 Forecasts ..............................................     19

            3.6 Agency Coupled with an Interest ........................     23

            3.7 No Implied Rights ......................................     23

            3.8 Irrevocability of Contract .............................     23

SECTION 4. MANAGEMENT FEES AND REMITTANCES TO OWNER ....................     24

            4.1 Fiscal Year ............................................     24

            4.2 Hyatt Gaming's Management Fee ..........................     24

            4.3 Remittances to Owner ...................................     26

            4.4 Supplemental Payment ...................................     26

SECTION 5. DETERMINATION OF AVAILABLE CASH FLOW AND GROSS RECEIPTS......     26

            5.1 Books and Records ......................................     26

            5.2 Financial Definitions ..................................     26

            5.3 Definition of Gross Receipts ...........................     28

            5.4 Fund for Replacement of and Additions
                to Furnishings and Equipment ...........................     29

SECTION 6. REPAIRS AND CHANGES; LEGAL REQUIREMENTS......................     30

            6.1 Repairs and Maintenance ................................     30

            6.2 Compliance with Legal Requirements .....................     31

            6.3 Alterations and Additions ..............................     31

SECTION 7. GENERAL COVENANTS OF HYATT GAMING AND OWNER..................     31

            7.1 Working Capital ........................................     31

            7.2 Chain Services; Hyatt Systems Costs ....................     32

            7.3 Right of Inspection and Review .........................     32

            7.4 Financial Reports ......................................     32

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            7.5 Owner"s Warranties as to Title .........................     33

            7.6 Payment of Taxes .......................................     34

            7.7 Bankruptcy .............................................     34

            7.8 Hotel ..................................................     34

SECTION 8. INSURANCE....................................................     34

            8.1 Insurance to be Maintained Prior to
                 the Commencement of Term ..............................     35

            8.2 Insurance to be Maintained During Term .................     35

            8.3 Notice of Cancellation or Change .......................     37

            8.4 Evidence of Insurance Coverage .........................     37

            8.5 Self-Insurance .........................................     37

            8.6 Waiver of Subrogation ..................................     37

SECTION 9. INDEMNIFICATION OF OWNER.....................................     37

            9.1 Indemnity ..............................................     37

            9.2 Limitation .............................................     38

SECTION 10. DAMAGE TO AND DESTRUCTION OF CASINO; CONDEMNATION...........     38

           10.1 Owner's Duty of Restoration ............................     38

           10.2 Owner's Election Not to Restore ........................     39

           10.3 Condemnation ...........................................     39

SECTION 11. INTEREST ON OVERDUE SUMS....................................     39

SECTION 12. EVENTS OF DEFAULT...........................................     39

           12.1 Events of Defaults .....................................     39

           12.2 Termination ............................................     41

SECTION 13. TRADE NAME; INTELLECTUAL PROPERTY...........................     41

           13.1 Trade Name .............................................     41

           13.2 Intellectual Property ..................................     42

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           13.3 New Developments .......................................     42

SECTION 14. ARBITRATION.................................................     42

SECTION 15. SUCCESSORS AND ASSIGNS......................................     43

           15.1 Assignment by Hyatt Gaming .............................     43

           15.2 Assignment by Owner ....................................     44

           15.3 Binding on Successors ..................................     45

SECTION 16. NOTICES.....................................................     45

SECTION 17. DEEDS OF TRUST; MORTGAGES...................................     46

SECTION 18. FURTHER INSTRUMENTS.........................................     46

           18.1 Further Agreements .....................................     46

           18.2 Estoppel ...............................................     46

SECTION 19. INDEMNIFICATION OF HYATT GAMING AND
             HYATT GAMING AFFILIATES....................................     47

           19.1 Indemnity ..............................................     47

           19.2 Specific Indemnities ...................................     47

SECTION 20. APPLICABLE LAW..............................................     48

SECTION 21. PAYMENT OF AMOUNTS DUE TO HYATT GAMING......................     48

SECTION 22. SURVIVAL AND CONTINUATION...................................     48

SECTION 23. APPROVALS...................................................     48

           23.1 Procedure ..............................................     48

           23.2 No Implied Approvals ...................................     49

           23.3 No Opinions ............................................     49

           23.4 No Third Party Beneficiary .............................     49

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SECTION 24. SALE OF SECURITIES..........................................     49

SECTION 25. CONFIDENTIALITY; COOPERATION................................     50

SECTION 26. OWNER NON-COMPETITION.......................................     51

           26.1 Adjustment of Renewal Threshold ........................     51

           26.2.....Right to Manage New Casino .........................     51

SECTION 27. HYATT GAMING NON-COMPETITION................................     52

SECTION 28. RELATED ENTITIES............................................     52

SECTION 29. TRANSITION MATTERS..........................................     52

           29.1 Employment Matters .....................................     52

           29.2 Insurance ..............................................     53

           29.3 Receivables ............................................     54

           29.4 Protected Names and Protected Marks ....................     54

           29.5 Other Proprietary Interests ............................     54

           29.6 Service Contracts.......................................     55

SECTION 30. DEVELOPMENT OFFICE..........................................     56

SECTION 31. DEFINED TERMS...............................................     56


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                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement") is executed in counterparts as of the 2nd day of February, 2000, by and between WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation (hereinafter called "Owner"), and HYATT GAMING MANAGEMENT, INC., a Nevada corporation (hereinafter called "Hyatt Gaming").

                                    RECITALS

     A. Owner owns that certain real property located in the City of Black Hawk, State of Colorado (the "Site") which Site is more specifically described on Exhibit A attached hereto and by this reference incorporated herein.

     B. Owner intends to develop, design, construct, furnish and equip a first-class gaming facility upon the Site, which facility will include (i) a parking structure capable of handling a minimum of 800 passenger vehicles, (ii) an approximately 57,000 square foot casino facility, and (iii) various entertainment, retail and other amenities.

     C. Owner wishes to engage Hyatt Gaming to manage the foregoing for the account of Owner.

     D. Owner and Hyatt Gaming desire to enter into this Agreement respecting the construction and furnishing of a first-class casino on the Site and the management thereof by Hyatt Gaming upon the terms and conditions hereinafter set forth.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereto hereby agree as follows:

SECTION 1. CONSTRUCTION, FURNISHING AND EQUIPPING, PRE-OPENING AND OPENING
           OF CASINO

     1.1. Construction
          ------------

     Owner has submitted to Hyatt Gaming preliminary design plans and renderings, as described on Schedule 1.1 attached hereto and by this reference incorporated herein, subject to any qualifications described therein (the preliminary design plans are referred to herein as the "Preliminary Design Plans", and the renderings are referred to herein as the "Renderings"), and with reasonable diligence, cause a casino and associated facilities (the "Improvements") to be constructed upon the Site meeting the First Class Casino Standard and in accordance with the Preliminary Design Plans and the Renderings. Hyatt Gaming has waived its right to approve the Preliminary Design Plans and

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the Renderings in accordance with Section 23.4 hereof. The Improvements shall include buildings (collectively, the "Building") containing (i) a parking structure capable of handling approximately 800 passenger vehicles, (ii) various entertainment, retail and other amenities and (iii) an approximately 57,000 square foot casino facility, which casino facility shall contain various gaming facilities, including a gaming room, accounting room, cash cages, security and observation facilities and administrative offices (herein referred to as the "Casino"), all as depicted on the Preliminary Design Plans and Renderings.

     1.2. Furnishings and Equipment and Operating Equipment
          -------------------------------------------------

     Owner shall cause to be purchased and installed in or about the Improvements all of the following to the extent necessary or desirable to meet the First Class Casino Standard: (a) furniture and furnishings; (b) gaming equipment (including gaming tables, slot and automatic gaming machines, coin machines, and other specialized gaming equipment and office equipment and property management equipment as necessary); (c) uniforms, tools and utensils; and (d) china, glassware, linens, silverware and the like (all of the foregoing being hereinafter referred to as "FFE," the items referred to under (a) and (b) above being hereinafter collectively referred to as "Furnishings and Equipment," and the items referred to under (c) and (d) above being hereinafter collectively referred to as "Operating Equipment").

     1.3. First Class Casino Standard Defined
          -----------------------------------

     The Improvements (including, without limitation, the Casino) and the other property delineated as "Casino Property" and the FFE are herein collectively referred to as the "Casino Property." The "First Class Casino Standard" shall mean, as of any given time, (i) the standard of furnishing and equipping of other casinos comparable to the casino on the Grand Victoria II riverboat based in Rising Sun, Indiana as of the date hereof, as adapted to be comparable to other casinos comparable in size and type to the Casino in the Black Hawk market, and (ii) the standard of operation of other casinos comparable to the casino on the Grand Victoria II riverboat based in Rising Sun, Indiana from time to time, as adapted to be comparable to other casinos comparable in size and type to the Casino in the Black Hawk market, but no less than the standard of operation of the casino on the Grand Victoria II as of the date hereof.

     1.4. Plans and Specifications
          ------------------------

     Owner has engaged and retained, at no expense to Hyatt Gaming, the architect, construction manager, excavation contractor and general contractor (collectively, the "Construction and Development Contract Parties") set forth on
Schedule 1.4 hereto and by this reference incorporated herein. Hyatt Gaming has waived its right to approve such Construction and Development Contract Parties in accordance with Section 23.4 hereof. Owner shall retain such other or additional architects, designers, specialists and contractors as shall be necessary and appropriate in connection with the planning and completion of the Improvements and in connection with the design, selection, purchase and installation of the FFE, in each case, subject to the prior approval, or waiver of such approval, by Hyatt Gaming. Owner shall, with reasonable diligence, cause to be prepared with respect to the Casino full and adequate plans and specifications meeting the First Class Casino Standard, which shall be consistent with the Preliminary Design Plans and the Renderings and shall furnish copies of each thereof to Hyatt Gaming for its advance approval or waiver of such approval as provided in Section 1.6 hereof.

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     1.5. Technical Assistance Services Respecting Improvements
          -----------------------------------------------------

          (a) Hyatt Gaming shall consult with Owner and its architect and other consultants at such reasonable times and places as Owner shall specify, to provide technical assistance in connection with the planning and completion of the Improvements. Such consultation shall include, but shall not be limited to, the matters set forth on the Technical Services Schedule attached hereto as
Schedule 1.5(a) and by this reference incorporated herein. In consideration of such services, Owner agrees to pay to Hyatt Gaming, and Hyatt Gaming agrees to accept, a technical assistance services fee of One Hundred Fifty Thousand Dollars ($150,000), payable as follows: (i) One Hundred Thousand Dollars ($100,000) on Commencement of Construction of the Building; and (ii) Fifty Thousand Dollars ($50,000) on the Opening Date. Owner also agrees to reimburse Hyatt Gaming for its reasonable out-of-pocket expenses incurred directly in connection with the rendition of technical assistance services pursuant hereto, including, without limitation, travel, lodging and dining expenses of Hyatt Gaming"s personnel rendering such services, which expenses shall be reimbursed to Hyatt Gaming as provided below.

          (b) In addition to the services provided in Schedule 1.5(a) hereto, Hyatt Gaming shall, as part of its technical assistance services, and without additional fee, participate, either personally or by telephone, after reasonable notice, in a monthly meeting during the design phase of the project with representatives of Owner, the architect, the general contractor, and design specialists to discuss and review all aspects of design. Minutes of these meetings will be taken, reviewed and approved (or corrected if necessary) by all attending parties. Upon completion of the design phase, Hyatt Gaming will, if the final design drawings have been prepared and approved in compliance with
Section 1.6 hereof, issue a written acknowledgement to the effect that the Casino, if built substantially in accordance with such plans, specifications and drawings, would conform to the First Class Casino Standard and would be accepted for management by Hyatt Gaming upon completion of construction, furnishing and equipping.

          (c) Similarly, during the construction phase of the project, Hyatt Gaming representatives will likewise attend, either in person or by telephone, after reasonable notice, a monthly meeting of all design specialists and contractors to review the progress of the work. Upon substantial completion of the Casino, as certified by the design architect, and provided there have been no material changes in plans and specifications as to those matters which Hyatt Gaming is entitled to approve as set forth in Section 1.6 hereof not theretofore approved by Hyatt Gaming from plans and specifications previously approved by Hyatt Gaming, and provided nothing comes to the attention of Hyatt Gaming through its own site inspections or otherwise which would suggest that the Casino has not been constructed in accordance with the First Class Casino Standard (it being acknowledged and agreed by Hyatt Gaming that construction of the Casino substantially in accordance with the final and detailed plans/specifications approved pursuant to Section 1.6 shall constitute construction in accordance with the First Class Casino Standard required in this Agreement), Hyatt Gaming will accept the Casino as complying with the First

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Class Casino Standard (subject to completion of any uncompleted items or so-called "punch list" items), and will acknowledge in writing the same to Owner, and the equity participants of Owner, and Owner"s lenders. Notwithstanding the foregoing, to the extent the design architect certifies substantial completion with respect to less than all of the plans and specifications (that is, for example, to the extent the design architect certifies only with respect to construction items and not with respect to the furnishing and equipping of the Casino) Hyatt Gaming may rely on certifications from other design specialists having responsibility therefor.

          (d) All inspections, approvals, certifications, acknowledgements, suggestions or comments made by Hyatt Gaming in connection with its technical assistance services shall be subject to the provisions of Section 23 hereof.

          (e) In the event that this Agreement shall be terminated at any time or for any reason, the unpaid fees and expenses which have been earned under this Section 1.5 shall be due and payable, and payment thereof shall be a condition to any such termination by Owner, subject to any set-off rights Owner may have if termination is the result of Hyatt Gaming"s breach of this Agreement.

     1.6. Plan and Design Changes
          -----------------------

          (a) The parties hereby agree that the Preliminary Design Plans will not be altered without the mutual agreement of both Hyatt Gaming and Owner (or in the case of Hyatt Gaming, a waiver of the right to such agreement).

          (b) Hyatt Gaming shall have the right to approve, or waive its right to approve, any additional and/or more detailed drawings, plans and specifications for the Casino but only as to design functionality, aesthetics (such as colors and those materials which are aesthetic in nature), interior and exterior finishes, and consistency with the Preliminary Design Plans, the Renderings, and Hyatt Corporation Standard Design Criteria (#P9741-1104-A and dated 4/1/91). Hyatt Gaming shall also have the right to approve, or waive its right to approve, all additional drawings, plans and specifications for FFE. Hyatt Gaming"s approvals or waivers of approval set forth in this Section 1.6(b) shall not be unreasonably withheld so long as the items for which approvals or waivers of approval are sought do not materially differ from items previously approved (or waived) by Hyatt Gaming.

          (c) The parties understand and agree that approvals hereunder may be granted serially and that once Hyatt Gaming has approved, or waived its right to approve, an item (e.g. an aesthetic element for a portion of the Casino) it will retain approval rights (and the right to waive such approval rights) over the further development and the completion of that element (subject to Section 1.6(b) hereof); provided, that Hyatt Gaming cannot require changes to an element, concept or other item previously approved.

     1.7. Budgets
          -------

          (a) As soon as practicable after the receipt by Hyatt Gaming of the construction commencement notice (as provided in Section 1.8(a) hereof), setting forth the estimated Opening Date for the Casino, Hyatt Gaming shall submit to

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Owner, for its approval, (which approval shall not be unreasonably withheld) a schedule and budget setting forth the costs and expenses (the "Pre-Opening Expenses") to be incurred during the Pre-Opening Period for the staffing of the Casino, for pre-opening promotion and advertising, and for the organization of the Casino"s operations and services. Attached hereto as Schedule 1.7(a) and by this reference incorporated herein is a summary of some of the pre-opening services anticipated to be provided by Hyatt Gaming. Hyatt Gaming believes, based on current conditions and pricing, that the pre-opening budget is reasonable and shall consult with Owner in the event it believes that the pre-opening budget becomes insufficient. Notwithstanding the foregoing, Hyatt Gaming shall not have the obligation to provide the services therein described to the extent Owner has not provided Hyatt Gaming with sufficient amounts to fund such expenses. Initially, the pre-opening budget shall not be greater than an aggregate of Three Million Dollars ($3,000,000), which sum, as the same shall be revised from time to time as set forth below, is herein referred to as the "Budgetary Limit". The "Pre-Opening Period" shall be the period commencing on the date which is nine (9) months prior to the estimated Opening Date referred to above and ending on the date preceding the Opening Date. Hyatt Gaming shall provide Owner with a pre-opening operations and marketing plan at least two (2) months prior to the estimated commencement of the Pre-Opening Period.

          (b) Hyatt Gaming shall not, without Owner"s approval (which approval may be withheld in Owner"s sole discretion), incur aggregate Pre-Opening Expenses for the Casino in excess of the Budgetary Limit. Subject to the foregoing restriction, Hyatt Gaming shall not be limited in respect of the amounts to be incurred for the various categories of Pre-Opening Expenses as specified in the applicable budget, except that (i) Hyatt Gaming shall not enter into contracts, agreements or understandings (other than employment related matters) involving a commitment in excess of Twenty-Five Thousand Dollars ($25,000), contracts with Hyatt Gaming Affiliates or contracts with a term greater than one (1) year without Owner"s prior approval, and (ii) the total cost of Chain Services shall not exceed such amount as would properly be allocable to the Casino if the same were in operation during the Pre-Opening Period. The term "Hyatt Gaming Affiliate", as used in this Agreement, shall mean
(i) any individual or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Hyatt Gaming, (ii) any officer, director or trustee of Hyatt Gaming or of any other entity referenced in the preceding clause (i), (iii) any individual or entity that directly or indirectly retains a beneficial ownership interest of twenty-five percent (25%) or more in Hyatt Gaming or any other entity referenced in the preceding clause (i), (iv) any entity of which Hyatt Gaming, directly or indirectly, retains a beneficial ownership interest of twenty-five percent (25%) or more, and (v) any individual related by blood or marriage to any individual referenced in the preceding clauses (i) through (iv). For purposes of this Agreement, Hyatt Gaming Affiliate shall include, without limitation, (i) Hyatt Corporation ("HC"), (ii) any lineal descendant of Nicholas J. Pritzker, deceased, or their respective current or former spouses, (iii) any trust, the sole beneficiaries of which are one or more of the individuals described in the preceding clause (ii), and (iv) any partnership, corporation, limited liability company or other entity, the controlling voting or ownership interests in which are owned, directly or indirectly, by one or more of the individuals or entities described in the preceding clauses (ii) and (iii).

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          (c) The Budgetary Limit assumes that the construction of the Casino shall commence no later than six (6) months from the date hereof, and that the Opening Date shall not be later than twenty-four (24) months after Financial Closing. Anything herein to the contrary notwithstanding, in the event the Commencement of Construction or the Opening Date shall be delayed for any reason beyond the dates set forth in the preceding sentence, the Budgetary Limit shall be increased (but not decreased) by the actual increase in costs attributable to such delay, including, without limitation, price increases for goods and services and the necessity for compensating employees during the Pre-Opening Period.

          (d) Subject to the foregoing, Hyatt Gaming shall have the right, in the name of Owner, to enter into contracts for Pre-Opening Expenses and Owner shall be liable for the payment of obligations incurred in connection with such contracts. In the alternative, Hyatt Gaming may (but shall not be obligated), in its own name, and subject to the foregoing, incur and pay such Pre-Opening Expenses, in which case Owner shall reimburse Hyatt Gaming for Pre-Opening Expenses so paid by Hyatt Gaming within twenty (20) days after receipt by Owner of Hyatt Gaming"s statement in respect thereof.

          (e) Anything herein contained to the contrary notwithstanding, Hyatt Gaming shall have no obligation to commence or continue with the Pre-Opening Program or incur or pay any Pre-Opening Expenses, unless, prior to the commencement of the Pre-Opening Period, Owner shall have deposited with Hyatt Gaming the sum of Two Hundred Thousand Dollars ($200,000) which may be used, subject to the provisions of this Agreement, by Hyatt Gaming for the payment of Pre-Opening Expenses. Every three (3) months during the Pre-Opening Period, Hyatt Gaming shall submit reports as to the amount of Pre-Opening Expenses incurred to the date of such report, including the amounts, if any, advanced by Hyatt Gaming for the account of Owner and for which Hyatt Gaming shall be entitled to reimbursement. Upon receipt of such report, Owner shall pay to Hyatt Gaming (i) the amount required to be paid in reimbursement to Hyatt Gaming, plus
(ii) except in the case of the last such report, the amount of Pre-Opening Expenses paid from the advance deposit theretofore made by Owner, such payments by Owner to be made within twenty (20) days following receipt of such report. After payment by Hyatt Gaming and reimbursement by Owner of all Pre-Opening Expenses, any remaining advance deposit shall be promptly returned to Owner. Owner shall have the right to audit the books and records of the Casino, as well as any and all supporting documentation relating to the Pre-Opening Expenses, at any time and from time to time up to and including the end of the first full Fiscal Year following the Opening Date. If, as a result of such audit, it is ultimately determined that amounts paid or reimbursed to Hyatt Gaming exceeded the amounts required to be paid or reimbursed pursuant to the provisions of this Agreement, Owner shall be entitled to an approximate adjustment or adjustments. Any excess of advance deposits with respect to Pre-Opening Expenses existing on the Opening Date shall be applied to Owner"s obligations for the establishment of initial working capital for the Casino.

          (f) If any Trustee shall request the Manager to suspend its Pre-Opening Services pursuant to Section 5(c)(v) of the SNDA Agreement, Owner shall be liable and responsible to Hyatt Gaming for any losses, costs or expenses, including attorneys" fees, arising out of such suspension, including without limitation, relocation or termination of personnel, termination of any

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leases or office or support space leases or occupancy agreements or any other costs of such suspension incurred by Hyatt Gaming or any Hyatt Gaming Affiliate. Manager may offset any such losses, cost or expenses against any amounts Owner shall have previously deposited with Hyatt Gaming for Pre-Opening Expenses.

     1.8. Construction Commencement Date and Opening Date
          -----------------------------------------------

          (a) At the Financial Closing Owner shall provide Hyatt Gaming with written notice of the estimated Opening Date. The term "Construction Commencement Date" shall mean the date on which excavation has been completed and actual physical construction of the Casino commences. The term "Financial Closing" shall mean the date on which funds for the First Mortgage Financing are made available to Owner.

          (b) The "Opening Date" of the Casino shall be the later to occur of
(i) the Completion Date, and (ii) the Opening Date set forth in a written notice delivered by Owner to Hyatt Gaming. For purposes hereof, the "Completion Date" shall mean the date by which the Improvements shall have been substantially completed in accordance with the plans and specifications theretofore approved by Hyatt Gaming pursuant to Section 1.6 hereof as evidenced by a certificate of substantial completion issued by the architect, the Casino meets the First Class Casino Standard, the applicable governmental authorities shall have issued all certificates of occupancy and other required consents and approvals with respect to the Improvements (including liquor licenses and any permits, licenses or approvals required in connection with the operation of the Casino as contemplated hereby), and the FFE conforming to the plans and specifications theretofore approved by Hyatt Gaming, pursuant to Section 1.6 hereof, shall (except for inconsequential items) have been properly installed in the Improvements. If all other conditions to Hyatt Gaming"s obligations set forth herein have been satisfied or waived, Hyatt Gaming shall open the Casino for business no later than the Opening Date. In the event the Casino is opened for business prior to the completion of certain items, Owner shall nevertheless be obligated to complete the Casino as soon as reasonably practicable after the Opening Date. The parties hereto agree to execute an Addendum to this Agreement setting forth the Opening Date, and a counterpart of such Addendum shall be attached to and become a part of each counterpart of this Agreement. Within thirty (30) days from substantial completion of the Casino, Owner agrees to provide to Hyatt Gaming a full set of "as-built" or record drawings of the Casino, as well as one set of microfilm reproductions or computer disk copies of those documents.

     1.9.  Termination by Owner
           --------------------

          (a) In the event that (i) Owner shall in good faith determine that it cannot obtain the First Mortgage Financing or (ii) Hyatt Gaming shall disapprove any substitute financing proposed by Owner, then Owner may, at any time after March 31, 2000 and prior to April 30, 2000, terminate this Agreement by giving notice to such effect to Hyatt Gaming and as a condition to such termination paying Hyatt Gaming a termination fee of One Hundred Thousand Dollars ($100,000). Upon any termination by Owner pursuant to this Section 1.9(a), this Agreement shall be of no further force or effect and the parties hereunder shall have no further rights, duties or obligations hereunder other than pursuant to
Section 1.9(b) hereof.

          (b) Notwithstanding the provisions of Section 1.9(a) hereof, in the event at any time within eighteen (18) months following the date of any termination by Owner pursuant to Section 1.9(a) hereof, Owner, an Owner Affiliate or any successors or assigns thereof (collectively the "Developer") shall obtain financing commitments satisfactory to it or proceed with the development of a casino on the Site, then, Owner shall provide Hyatt Gaming with prompt written notice thereof and at Hyatt Gaming"s option exercisable at any time within thirty (30) days after receipt of such notice, Hyatt Gaming shall have the right (but shall not be obligated) to elect to manage and operate the proposed casino on terms to be negotiated in good faith by the parties; provided, however, that in the event the parties are unable to reach such agreement within one hundred twenty (120) days after the preceding thirty (30) day period, then the Developer may engage another manager. However, Developer may not engage another party to manage the proposed casino on terms more favorable to the manager than the terms offered to Hyatt Gaming without first offering Hyatt Gaming the opportunity to manage the proposed casino on the terms offered to the other party.

          (c) Within thirty (30) days after the occurrence of a Project Loss of License Event, Owner shall have the right to terminate this Agreement, upon delivery of written notice by Owner to Hyatt Gaming of such termination. A "Project Loss of License Event" shall mean any denial, revocation, suspension (for a period in excess of three (3) consecutive days), failure to obtain by the Opening Date, or non-renewal of, any license required for the operation of gaming at the Casino (a "Project License"), whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from any act or omission of or ineligibility to hold a Project License by Hyatt Gaming, or a Hyatt Gaming Affiliate (including, for this purpose, the partners, shareholders, employees, agents, officers, members or directors of Hyatt Gaming or a Hyatt Gaming Affiliate, or their respective partners or equity participants or any person or entity with whom such party had dealings), including, without limitation, the commission of any crime or other act deemed inconsistent with the holding of a Project License, or the association or affiliation with unsuitable persons or entities, whether or not the allegations with respect thereto are true in fact. No Project Loss of License Event shall be deemed to have occurred so long as proceedings with respect thereto are being contested with due diligence and in good faith by Hyatt Gaming or Owner; provided that, during the pendency of such proceedings, the Casino is able to continue gaming operations on an uninterrupted basis. Notwithstanding the foregoing, a Project Loss of License Event, however, shall be deemed to have occurred notwithstanding that additional rights of appeal or contest may be available if, as a result of any such action, (i) gaming operation of the Casino is prohibited; or (ii) the gaming operation of the Casino is restrained, limited or restricted in a manner materially adverse to Owner for a period longer than thirty (30) days.

          (d) A termination of this Agreement pursuant to Section 1.9(b) hereof shall be treated as a termination of the Term and a Project Loss of License Event shall not be deemed a default hereunder.

     1.10. Termination by Hyatt Gaming
           ---------------------------

          (a) For purposes of this Agreement, the "First Mortgage Financing" shall mean (i) the $96,000,000 First Mortgage Notes due 2006 and the Warrants to Purchase Shares of Common Stock pursuant to that certain Offering Memorandum of Owner dated February 2, 2000 (the "Offering Memorandum") for the development of the Casino, (ii) any financing not different therefrom in any respect which would reasonably have a material adverse effect on Hyatt Gaming"s rights and interest pursuant to this Agreement, or (iii) any financing which has otherwise been approved by Hyatt Gaming. Hyatt Gaming shall have the right to terminate this Agreement in the event that (A) Owner has not executed definitive documents and obtained funding of the First Mortgage Financing on or before March 15, 2000, (B) the Construction Commencement Date shall not have occurred within six
(6) months after the closing of the First Mortgage Financing, (C) the Opening Date has not occurred within twenty-four (24) months after Financial Closing,
(D) an Owner Loss of License Event shall have occurred, or (E) a Non-Casino Loss of License Event shall have occurred. Upon any such termination, this Agreement shall be of no further force or effect and the parties shall have no further rights, duties or obligations hereunder.

          (b) An "Owner Loss of License Event" shall mean any denial, revocation, suspension (for a period in excess of three (3) days) or non-renewal of any Project License, whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from any act or omission of, or ineligibility to hold a Project License by Owner, or any Owner Affiliate (including, for this purpose, the partners, shareholders, employees, agents, officers, members or directors of Owner, or their respective partners or equity participants or any person or entity with whom such party has had business or other dealings), including, without limitation, the commission of any crime or other act deemed inconsistent with the holding of a Project License, or the association or affiliation with unsuitable persons or entities, whether or not the allegations with respect thereto are true in fact. No Owner Loss of License Event shall be deemed to have occurred so long as proceedings with respect thereto are being contested with due diligence and in good faith by Owner, or the person or entity affected thereby, or in lieu of contest Owner elects not to renew or elects to surrender a non-controlling party"s license; provided that, during the pendency of such proceedings or non-renewal or surrender process, the Casino is able to continue gaming operations on an uninterrupted basis. Notwithstanding the foregoing, an Owner Loss of License Event, however, shall be deemed to have occurred notwithstanding that additional rights of appeal or contest may be available if, as a result of any such action,
(i) gaming operations by the Casino are prohibited; or (ii) gaming operation of the Casino is materially restrained, limited or restricted in a manner materially adverse to Hyatt Gaming for a period longer than thirty (30) days.

          (c) "Non-Casino Loss of License Event" shall mean any delay, postponement or denial of the issuance, or revocation, suspension (for a period in excess of three (3) days) or non-renewal of any license required for the operation of gaming or ownership of gaming facilities by Hyatt Gaming or any Hyatt Gaming Affiliate at any other location other than the Casino, or any written communication by a representative of a licensing authority threatening any of the foregoing whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from Hyatt Gaming"s management of the Casino or association with Owner or an Owner Affiliate.

          (d) "Owner Affiliate" shall mean (i) any individual or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Owner, (ii) any officer, director or trustee of Owner or any other entity referenced in the preceding clause (i),
(iii) any individual or entity that directly or indirectly retains a beneficial ownership interest of five percent (5%) or more in Owner or any other entity referenced in the preceding clause (i), (iv) any entity of which Owner, directly or indirectly, retains a beneficial ownership interest of five percent (5%) or more, and (v) any individual related by blood or marriage to any individual referenced in the preceding clauses (i) through (iv).

          (e) Such rights of termination shall be exercisable by Hyatt Gaming giving Owner written notice of termination within thirty (30) days after the occurrence of the applicable termination event and Owner shall, within ten days after delivery of such notice, give Hyatt Gaming a written notice of the date of termination which shall be no less than sixty (60) and no more than one hundred eighty (180) days after the delivery of the notice of termination by Hyatt Gaming. A termination of this Agreement pursuant to this Section 1.10 shall be treated as a termination of the Term and neither an Owner Loss of License Event nor a Non-Casino Loss of License Event shall be deemed a default hereunder.

SECTION 2.  TERM

     2.1. Original Term. The original term of this Agreement shall commence on the date hereof and shall continue until the fifteenth (15th) anniversary of the Opening Date, unless this Agreement shall be sooner terminated as herein provided.

     2.2. Renewal Terms. Hyatt Gaming shall have the right (amounting to two (2) separate renewal options) to extend such original term for two (2) successive periods ("Renewal Terms") of five (5) years each; provided that, as to each renewal option, (a) Hyatt Gaming shall give notice to Owner of its election to extend (the "Extension Notice") such term at least six (6) but not more than twelve (12) months prior to the time when the term then in force would otherwise expire, (b) that, at the time when such notice is given and as of thirty (30) days prior to the renewal, there shall not be an uncured event of default on the part of Hyatt Gaming hereunder except for an uncured event of default, the cure period for which has not expired (provided, if any such default remains uncured at the expiration of the cure period, such Extension Notice shall be void), and
(c) that the term of this Agreement shall have been extended for the prior renewal term, if any. Renewal Terms shall be on the same terms, covenants and conditions as set forth in this Agreement for the original term.

     2.3. Conditions of Renewal
          ---------------------

     It shall be a condition to the exercise by Hyatt Gaming of any renewal option provided in Section 2.2 hereof that the Equity Return as of the date such renewal option is exercised is equal to or greater than fifteen percent (15%) (the "Renewal Threshold"). For purposes of this Agreement, "Equity Return" shall mean and refer to the simple average annual percentage return on the Owner"s cash equity in the Casino, which return shall be calculated by:

          (a) dividing, for each full Fiscal Year, one hundred percent (100%) of the Adjusted Net Profit for such year by Unrecovered Equity;

          (b) dividing, for any partial Fiscal Year, one hundred percent (100%) of the Adjusted Net Profit (adjusted to take into account any seasonal variations) by the "Prorated Amount;" the "Prorated Amount" shall equal the number of days in the partial Fiscal Year divided by 365, and multiplied by Unrecovered Equity; and


          (c) dividing the sum of (i) and (ii) by the number of Fiscal Years (including partial Fiscal Years expressed as a fraction) from the date of the Opening Date through the Fiscal Year most recently ended prior to the delivery of the notice to extend.

     2.4. Owner Termination Rights
          ------------------------

     Owner shall have the right to terminate this Agreement in connection with any Sale of the Casino to a third party unaffiliated with Owner or any of its members consummated at any time after the third (3rd) anniversary of the Opening Date; provided that (a) Owner advises Hyatt Gaming of its election to so terminate pursuant to this Section 2.4 by delivery of a written notice prior to the closing date of such sale (the "Termination Notice"), (b) the Termination Notice contains a date upon which this Agreement shall terminate (the "Termination Date"), which date may in no event be earlier than the later to occur of the closing date of such sale and ninety (90) days after delivery of the Termination Notice, and (c) on or prior to the Termination Date, the "Termination Fee" shall have been paid to Hyatt Gaming. For purposes of this Agreement, the "Termination Fee" shall be an amount equal to the product of six
(6) (the "Multiplier"), multiplied by the average of the Annual Management Fees earned by (whether or not accrued or unpaid) Hyatt Gaming during the three (3) Fiscal Years immediately preceding the Termination Date; provided, however, that if there are less than six (6) years remaining on the Term (including all Renewal Terms if Hyatt Gaming met the Renewal Threshold as of the end of the immediate preceding Fiscal Year), the Multiplier shall be reduced to the then remaining number of Fiscal Years remaining in the Term, including all Renewal Terms if Hyatt Gaming met the Renewal Threshold as of the end of the immediate preceding Fiscal Year. For purposes of this Section 2.4:

          (a) Notwithstanding any termination of this Agreement pursuant to the provisions of this Section 2.4, Owner shall continue to be liable to Hyatt Gaming for the payment of all fees and other amounts due or accrued to Hyatt Gaming hereunder to the date of such termination.

          (b) As used herein, the term "Sale" shall mean and include the sale of the Casino as well as the sale, in a single transaction or series of related transactions, of the controlling interest in the then Owner, it being understood and agreed, however, that no interest in Owner shall be deemed a controlling interest unless it represents the right to receive not less than sixty-six percent (66%) of the profits and cash flow distributions of Owner, and not less than sixty-six percent (66%) of the distributions resulting from sale or refinancing of the Casino.

          (c) A sale to any of the following persons or entities shall not, for purposes of this Section 2.4, be deemed a sale to an "unaffiliated" entity: (i) any then current partner, member, equity participant or shareholder of Owner;
(ii) the spouse or any lineal descendant of any person or entity referred to in clause (i); (iii) any trust entirely or partially for the benefit of any person or entity referred to in clauses (i) or (ii) above; or (iv) any corporation, partnership, limited liability company or other entity which directly or indirectly controls any person or entity referred to in clauses (i), (ii) or
(iii) above ("control" or "controlling" for purposes of this Section 2.4(c) meaning control in fact).

          (d) For all purposes of this Section 2.4, and notwithstanding any other provisions of this Agreement to the contrary, the date of delivery of any notice to be delivered pursuant to this Section 2.4 (including the Termination Notice), and the WARN Date Notice to be delivered pursuant to Section 29.1(b), shall be the date of actual receipt thereof by Hyatt Gaming.

          (e) Notwithstanding anything to the contrary contained in this Agreement, the Termination Fee shall only be due and payable in the event the Owner exercises its right of termination set forth in this Section 2.4.

     2.5. Definition of Term. As used herein, the "Term" shall mean the original term and any renewal term or terms.

SECTION 3. USE AND OPERATION OF THE CASINO

     3.1. Use and Standard of Operation
          -----------------------------

          (a) Owner hereby grants to Hyatt Gaming the sole and exclusive right to manage and operate the Casino pursuant to the terms of this Agreement and Hyatt Gaming agrees that, except to the extent excused as hereinafter provided, Hyatt Gaming will, as the agent of Owner, operate the Casino during the Term in conformity with the First Class Casino Standard and in a businesslike and efficient manner consistent with the First Class Casino Standard; and Hyatt Gaming shall use the Casino solely for the operation of a casino business conforming to the First Class Casino Standard and for other activities which are customary and usual in connection with such an operation. Except as otherwise specifically limited under this Agreement, Hyatt Gaming, as sole and exclusive agent of Owner, shall (subject to compliance with the provisions of Section 6.2 hereof) control the operation of the Casino in its discretion including, without limitation, the right and power to negotiate and enter into such reasonable contracts (including, without limitation, collective bargaining agreements or labor contracts) in the name and at the expense of Owner as may be reasonably necessary or advisable in connection with the operation of the Casino; subject, however, to Owner"s right to approve contracts with a Hyatt Gaming Affiliate or contracts (or series of related contracts, excluding purchase orders) (other than HC national contracts and other than employee-related contracts or contracts reasonably required in cases of emergency or casualty) with a value in excess of Fifty Thousand Dollars ($50,000) (increased (but not decreased) annually at the beginning of each Fiscal Year by the percentage increase in the CPI from the CPI as of December 31, 1999) or with a term of greater than one year (excluding employee related matters) and the right to determine the terms of admittance, charges for rooms, charges for entertainment, food and beverages, the nature of the games and gaming devices, hours of operation and credit policies utilized in the Casino, labor policies (including wage rates, the hiring and discharging of employees, and the installation of employee retirement or other benefit plans), and all phases of promotion and publicity relating to the Casino. For purposes of this Section 3.1(a):

               (i) Subject to the other terms of this Agreement, the rights of Owner to receive an amount based on the financial returns from the operation of the Casino shall not be deemed to give Owner control or discretion in the operation of the Casino which is vested in Hyatt Gaming, as agent for Owner, pursuant to this Agreement.

               (ii) Anything herein to the contrary notwithstanding, Owner agrees that Hyatt Gaming may retain a Hyatt Gaming Affiliate, Rosemont Purchasing Company ("Rosemont"), to act as a purchasing agent for Owner in connection with acquiring replacements of and additions to FFE or otherwise; provided that Hyatt Gaming must obtain Owner approval to utilize Rosemont for initial furnishing and equipping of the Casino or for major renovation programs and that such FFE is comparable in quality and competitive in price with similar goods offered by third parties and otherwise satisfies the First Class Casino Standard. Owner also agrees that Rosemont will be paid a fee for its services, which fee will be no greater than the fees charged by unaffiliated third parties offering comparable goods and services, said standard to be applied on an overall and not on an "item-by-item" basis. Hyatt Gaming may also acquire operating equipment and supplies (e.g., toiletries) from Owner Affiliates if such goods are comparable in quality and competitive in price with similar goods offered by third parties and otherwise satisfy the First Class Casino Standard.

               (iii) All employees of the Casino shall be the employees of Hyatt Gaming or a Hyatt Gaming Affiliate and Hyatt Gaming may reimburse itself out of Operating Accounts for the total aggregate compensation, including, without limitation, payroll taxes, Fringe Benefits and annual bonuses paid or payable to the employees so assigned. The term "Fringe Benefits" shall, without limitation, include the cost of pension or profit sharing plans, workers" compensation benefits, group life and accident and health insurance or equivalent benefits and similar benefits available to such employees by virtue of their employment by Hyatt Gaming or at the Casino. Hyatt Gaming may transfer any such employees to other Hyatt Gaming or HC properties, without liability or obligation to Owner. If employees render material services to any other casino managed by Hyatt Gaming or a Hyatt Gaming Affiliate, then the Casino shall be required to pay only its proportionate share of the compensation of such employees.

               (iv) In the event and whenever Hyatt Gaming shall be subject to any tax, irrespective of its designation (including a fee, charge or other imposition for the issuance of a license, permit or the privilege to conduct a business or occupation), imposed, levied or assessed by the United States, the State of Colorado or any subdivision or agency thereof, which tax is measured, in whole or in part, by reference to reimbursements to Hyatt Gaming for compensation, employment taxes or any Fringe Benefits paid or payable to or in respect of employees of the Casino (excluding, however, franchise taxes and amounts required to be paid by Hyatt Gaming generally and not specifically by reason of its management of the Casino, including net income or other taxes in lieu thereof), then, and in any such event, Owner will indemnify and hold Hyatt Gaming harmless from and against any and all liability for such tax or taxes to the extent so measured. Any payments made by Owner in this connection shall be deducted in computing Adjusted Net Profit and EBITDA hereunder for any period. At Owner"s request, Hyatt Gaming will resist, by appropriate proceedings, any liability for any tax which is the subject of the foregoing indemnification, in which case all costs and expenses (including, without limitation, reasonable attorneys" fees) incurred by Hyatt Gaming in resisting or defending itself against such liability shall be borne and paid for by Owner.

          (b) Notwithstanding anything in this Section 3.1 or elsewhere in this Agreement contained, Hyatt Gaming shall be excused from its obligation to operate the Casino in conformity with the First Class Casino Standard (i) to the extent and whenever Hyatt Gaming shall be prevented from compliance with the First Class Casino Standard by Force Majeure Causes, (ii) to the extent of any breach by Owner of any provision hereof impairs Hyatt Gaming"s ability to operate the Casino in conformity with the First Class Casino Standard, including, without limitation, a breach of Owner"s obligations under Sections
7.1 or 5.4(d) hereof and (iii) to the extent and whenever there is herein provided a limitation upon Hyatt Gaming"s ability to expend funds in respect of the Casino (for example, the limitations contained in Section 5.4 hereof respecting monies available for the replacement of, and additions to, Furnishings and Equipment or the limitations contained in Section 3.5 hereof with respect to approval of certain budgetary matters), provided that the failure to expend funds by reason of the operation of such limitation shall reasonably prevent Hyatt Gaming from meeting the First Class Casino Standard. For the purpose hereof, "Force Majeure Causes" shall mean causes beyond the reasonable control of Hyatt Gaming, including casualties, war, insurrection, strikes, lockouts and governmental actions (but excluding causes which can be controlled by the expenditure of money in accordance with good business practices).

          (c) It is expressly agreed and understood that each and every provision contained in this Agreement pursuant to which Hyatt Gaming is excused from its obligation to operate the Casino in conformity with the First Class Casino Standard shall operate without prejudice to any other remedy (including, without limiting the generality of the foregoing, the right to terminate this Agreement) which Hyatt Gaming shall have under the terms of this Agreement.

          (d) Owner shall have the right to approve Hyatt Gaming"s selection of the General Manager or Casino Manager, however, Owner"s right to so approve shall not include the right to require the replacement of any such General Manager or Casino Manager, such right being expressly reserved to Hyatt Gaming. In order to implement the selection process, Hyatt Gaming shall submit to Owner the name and qualifications of a candidate for the position of General Manager or Casino Manager chosen by Hyatt Gaming and provide Owner an opportunity to meet with such candidate. Owner shall in writing approve or disapprove such candidate within ten (10) business days following the meeting. Owner"s approval shall not be unreasonably withheld and Owner"s failure to respond in writing within such ten (10) day period shall be deemed an approval of the candidate selected by Hyatt Gaming. Once selected by Hyatt Gaming and approved by Owner, Hyatt Gaming shall have the sole right to remove or replace the General Manager or the Casino Manager (as well as any other Casino employees). Owner"s right of approval shall extend to any replacement General Manager or Casino Manager.

          (e) In addition to its other duties and obligations set forth in this Agreement, the obligation of Hyatt Gaming to operate, maintain and manage the Casino shall include, without limitation, the performance of the following duties, which duties shall be performed in accordance with the professional standards set forth in Section 3.1(a) hereof, subject to the availability from Owner of the Fund and the Operating Accounts of funds therefor and the requirements of the Colorado Gaming Commission:

               (i) Hyatt Gaming shall receive and collect all gross operating revenues, which revenues shall be received and collected for and on behalf of the Owner, and shall be applied in the manner required under this Agreement;

               (ii) Subject to the terms, conditions and restrictions set forth in this Agreement, Hyatt Gaming shall promptly pay any and all costs and expenses properly incurred or accrued in relation to the Casino and/or the operation, maintenance or management thereof;

               (iii) Hyatt Gaming shall establish all prices, price schedules, rates and rate schedules, including, but not limited to, all charges for rooms, commercial spaces, food, beverages and other items;

               (iv) Hyatt Gaming shall develop and implement sound administrative, management and operational practices, policies and procedures (all of which shall be consistent with Hyatt Gaming"s duty to operate, maintain and manage the Casino in accordance with the First Class Casino Standard);

               (v) Hyatt Gaming shall (in a manner consistent with each Operating Forecast) develop and implement a marketing plan, which shall include, without limitation, sales, publicity, advertising, promotional, public relations, direct mail, frequent guest, and preferred customer components. Hyatt Gaming shall also coordinate and cooperate with airlines, travel agents and government tourist departments in marketing the Casino, as appropriate;

               (vi) Hyatt Gaming shall develop and implement an effective quality assurance program to evaluate Hyatt Gaming"s compliance with the operational and maintenance standards expressed in this Agreement. Such program shall be developed and implemented with the objective that the Casino should be operated and maintained with high levels of cleanliness, repair, service, safety and efficiency, and in a first-class manner;

               (vii) Hyatt Gaming shall establish, maintain and implement accounting, bookkeeping, inventory, reporting, internal control and cost control systems necessary or appropriate for the operation, maintenance and management of the Casino; provided that Hyatt Gaming shall not be responsible for any financial projections or forecasts in connection with any securities offering or financing for Owner or other than as expressly set forth in Section 1.7 hereof;

               (viii) Hyatt Gaming shall collect, account for and remit promptly to the proper governmental authorities all applicable gaming, casino, excise, sales, use and similar taxes and charges resulting from the operation of the Casino. Hyatt Gaming shall also pay all taxes and governmental charges related to the employees and personnel of Hyatt Gaming and Hyatt Gaming Affiliates, including, without limitation, all social security taxes, unemployment insurance taxes and withholding taxes;

               (ix) Hyatt Gaming shall ask for, demand, collect and give receipts for all charges, rents and other amounts due from guests, patrons, tenants, subtenants, concessionaires and other third parties providing services to guests and patrons of the Casino and, when desirable or necessary, cause notices to be served upon any such individuals or entities to quit and surrender space occupied or used by them;

               (x) As may be necessary or desirable from time to time, Hyatt Gaming shall develop and implement food and beverage concepts and entertainment and amusement policies, along with related practices and procedures; (xi) Hyatt Gaming shall establish terms of admittance and credit policies, and negotiate agreements with credit card companies;

               (xii) Hyatt Gaming shall, with counsel selected by the Owner and subject to the Owner"s prior written approval, institute where deemed necessary, or defend any and all legal actions or proceedings relating to the operation of the Casino, such as actions to collect charges, rent or other income due to the Casino, or to oust or dispossess tenants or other persons in possession thereof, or to cancel or terminate any lease or concession agreement for the breach thereof or default thereunder by any tenant or concessionaire of the Casino (but specifically excluding any litigation relating to indebtedness issued by Owner or any securities issued by Owner); provided that Owner shall have the right to assume control of any such litigation or proceedings at any time. Notwithstanding the foregoing, Hyatt Gaming shall not settle any litigation or proceeding or waive any material claims or defenses relating to a particular litigation or proceeding without the prior written consent of Owner;

               (xiii) Hyatt Gaming shall institute and maintain security and surveillance programs in relation to the Casino;

               (xiv) Hyatt Gaming shall promptly report to Owner (A) any material violations of any laws, statutes, codes, rules, ordinances or regulations concerning the Casino of which the General Manager or the Casino Manager is aware, and (B) any material lawsuits, claims or actions not covered by insurance threatened (if written notice has been received) or pending in relation to the Casino of which the General Manager or Casino Manager is aware;

               (xv) Hyatt Gaming shall promptly notify Owner of any material accidents, fires, casualties or similar incidents which occur at the Site. In an emergency affecting safety of persons or property, Hyatt Gaming shall act to prevent threatened damages, injury or loss;

               (xvi) After the Opening Date, Hyatt Gaming hereby covenants and agrees that, except to the extent used in the ordinary course of operation of a casino, Hyatt Gaming shall require and, with respect to third parties, shall use its reasonable efforts to require, that no Hazardous Substance shall be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Site. "Hazardous Substances" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable environmental laws now existing or hereafter adopted ("Environmental Laws"); and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws. With respect to Hazardous Substances which are used in the ordinary course of operating a casino, Hyatt Gaming shall require and, with respect to third parties, shall use its reasonable efforts to require, that any such Hazardous Substances will be stored, used and disposed of in accordance with all applicable laws, statutes, codes, ordinances, rules and regulations; and

               (xvii) Hyatt Gaming shall establish, implement and update as appropriate gaming policies and procedures for the Casino, which shall include, without limitation, slot machine mix and payouts, table minimums and casino credit, if permitted by law.

               (xviii) Subject to the last sentence of this Section 3.1(e)(xviii), Hyatt Gaming shall use its reasonable efforts to not take any action which would cause Owner to be in default under the Financing Documents. The Indenture, the notes issued thereunder, and the other documents executed by Owner in connection with the Indenture are herein referred to collectively as "Financing Documents." Except as specifically provided in a SNDA Agreement, Hyatt Gaming shall have no liability to the Trustee or holders of the notes thereunder, and further provided that notwithstanding any provisions in the Financing Documents, Hyatt Gaming shall be permitted to take any actions herein permitted to be taken by Hyatt Gaming hereunder.

     3.2.  Leases and Concessions
           ----------------------

          (a) Hyatt Gaming shall not, without the written approval of Owner, arrange, grant or execute leases or concessions for any Casino operations, any restaurant or food service operations or for any other commercial operation in or about the Casino. Any such lease or concession so approved shall be entered into in Owner"s name and shall be executed by Owner. The form and substance of each such lease or concession shall be subject to Owner"s approval.

          (b) Hyatt Gaming shall, during the Term, use reasonable efforts to perform, as agent for Owner, all of the obligations of Owner as landlord or concessionaire under all present or future leases and concessions made or granted with respect to the Casino.

          (c) Hyatt Gaming shall collect all rents and other sums falling due during the Term under any present or future lease or concession, and shall deposit the same in the Operating Accounts.

          (d) Owner acknowledges that Hyatt Gaming or Hyatt Gaming Affiliates have the ability and expertise to operate leases or concessions within the Casino and shall be permitted to submit bids or make proposals to Owner with respect thereto; provided, however, Owner reserves the right to select such lessees or concessionaires, provided that Owner requires that all such operations are conducted consistent with the First Class Casino Standard.

     3.3. Bank Accounts
          -------------

     There shall be deposited in a bank or banks designated by Owner with Hyatt Gaming"s approval and in accounts established in Owner"s name or in Hyatt Gaming"s name, as agent for Owner, all monies advanced to the Casino as working capital by Owner, as provided in Section 7.1 hereof, and all monies received by Hyatt Gaming from the operations of the Casino ("Operating Accounts"), and Hyatt Gaming shall pay out of the Operating Accounts, to the extent of the funds from time to time therein, all costs and expenses incurred in connection with the operation of the Casino, all other items entering into the calculation of Adjusted Net Profit and EBITDA hereunder (other than debt service, insurance premiums and property taxes) and all other amounts required to perform its obligations hereunder. Checks or other documents of withdrawal drawn upon the Operating Accounts shall be signed by representatives of Hyatt Gaming or Casino employees designated by Hyatt Gaming, as agent for Owner, which persons drawing on such accounts shall be bonded or otherwise insured to the extent required by Owner. Reasonable cash funds shall be maintained in the house banks at the Casino, including funds required to be maintained in accordance with any requirements under the Casino license. Owner may grant security interests in Operating Accounts to secure the obligations of Owner to banks or other lenders providing credit or financing for the benefit of the Casino; provided, however, that such pledges or grants shall not limit Hyatt Gaming"s right to expend amounts from the Operating Accounts so as to ensure the uninterrupted operation of the Casino and the payment of all costs and expenses of its operation. All monies received by Hyatt Gaming in the operation of the Casino, including funds in the Operating Account, shall be deemed to be property of the Owner, and shall be received by Hyatt Gaming as agent for, and for the benefit of, the Owner, other than those amounts owing to Hyatt Gaming hereunder.

     3.4. Owner / Manager Relationship
          ----------------------------

                  The relationship between the parties hereto shall be that of principal, in the case of Owner, and agent, in the case of Hyatt Gaming. Nothing herein contained shall be deemed or construed to render the parties hereto partners, joint venturers, landlord/tenant or any relationship other than that of principal and agent. Subject to the terms and provisions of the SNDA Agreement, Hyatt Gaming acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, (i) Hyatt Gaming"s rights under this Agreement to operate and manage the Casino shall constitute personal property rights, and (ii) this Agreement does not, and shall not be deemed to, create in favor of Hyatt Gaming a leasehold estate or any other interest in all or any portion of the Site. To the extent there is any inconsistency between the common law fiduciary duties and responsibilities of principals and agents and the provisions of this Agreement, the provisions of this Agreement shall prevail, it being the intention of the parties that this Agreement shall be deemed a waiver by Owner of any fiduciary duties owed by an agent to its principal, and a waiver by Hyatt Gaming of any obligations of a principal to its agent, to the extent the same are inconsistent with, or would have the effect of modifying, limiting or restricting, the express provisions of this Agreement, the intention of the parties being that this Agreement shall be interpreted in accordance with general principles of contract interpretation without regard to the common law of agency except as expressly incorporated in the provisions of this Agreement. In no event shall Hyatt Gaming be deemed in breach of its duties hereunder solely by reason of (a) the failure of the financial performance of the Casino to meet Owner expectations or income projections or other matters included in any operating budget, (b) the acts of Casino employees, (c) the institution of litigation or the entry of judgments against Owner or the Casino with respect to Casino operations, or (d) any other acts or omissions not otherwise constituting a breach of this Agreement, it being the intention and agreement of the parties that Hyatt Gaming"s sole obligation hereunder shall be to act in conformity with the express terms and provisions of this Agreement.

     3.5. Forecasts
          ---------

          (a) Not later than sixty (60) days prior to the beginning of each Fiscal Year (or if prior to the Opening Date, sixty (60) days prior to the projected Opening Date), Hyatt Gaming shall prepare and submit to the Owner, for the Owner"s review and approval, an annual plan for the operation, marketing, maintenance and management of the Casino for the forthcoming Fiscal Year (the "Proposed Operating Forecast" and as adopted, the "Operating Forecast"). Each Proposed Operating Forecast shall include, without limitation, the following:

               (i) A line item budget setting forth in detail an estimate of the operating revenues and expenses for the Casino for the ensuing Fiscal Year. Such budget shall be prepared on a monthly and a yearly basis;

               (ii) A detailed marketing plan for the ensuing Fiscal Year, which plan shall include, without limitation, a strategy which Hyatt Gaming intends to implement in order to optimize the short-term and long-term profitability of the Casino;

               (iii) A departmental line item budget, setting forth in detail, an estimate of the expenditures to be incurred in relation to capital items and Furnishings and Equipment for the ensuing Fiscal Year;

               (iv) An estimate of any working capital contributions anticipated to be made by Owner for the ensuing Fiscal Year;

               (v) A current plan regarding gaming policies and procedures; and

               (vi) Such other matters which are reasonably deemed necessary or appropriate by the Owner and Hyatt Gaming. Each Proposed Operating Forecast shall be prepared in such form and with such detail as is consistent with Hyatt Gaming"s general policies and procedures with such modifications in presentation as may be reasonably requested by Owner.

          (b) Promptly after submission of the Proposed Operating Forecast, Owner and representatives of Hyatt Gaming shall meet at the Casino or at such other location as may be mutually agreed at a mutually convenient time to discuss the Proposed Operating Forecast, with respect to which Hyatt Gaming and Owner hereby agree as follows:

               (i) Hyatt Gaming shall take into consideration the views and suggestions of Owner regarding all aspects of the Proposed Operating Forecast and agrees to attempt, in good faith, to reach mutually satisfactory agreements with Owner and thereupon to incorporate any such agreements into the Proposed Operating Forecast. In this connection, Owner shall have the right to suggest changes in operating policies and in the Proposed Operating Forecast which it considers reasonably necessary to achieve the objectives of near term and medium term maximization of Casino profits. To the extent Hyatt Gaming disagrees with Owner"s written suggestions and comments, Hyatt Gaming shall provide written explanations for its disagreements. Following the foregoing discussions and explanations, Hyatt Gaming shall submit a revised Proposed Operating Forecast for further comment and discussion in the manner set forth above. Thereafter, the parties shall continue to discuss the Proposed Operating Forecast in the manner described above until such time as both Hyatt Gaming and Owner shall have reached agreement on all items comprising the Operating Forecast (subject to the provisions of Section 3.5(b)(iii) hereof).

               (ii) If the parties have not agreed on the Operating Forecast or any portion thereof within thirty (30) days after presentation of the Proposed Operating Forecast to Owner, until such time as an Operating Forecast has been approved in its entirety (subject, however, to the provisions of Section 3.5(b)(iii) hereof below regarding those items of expenditures not requiring Owner approval), and pending resolution of any differences between Owner and Hyatt Gaming, all items comprising the Proposed Operating Forecast which have theretofore been agreed upon by Owner and Hyatt Gaming shall be deemed part of the Operating Forecast and, with respect to those items which have not yet been agreed upon, Hyatt Gaming shall continue to operate the Casino in accordance with the standards of operation and operating policies in effect during the preceding Fiscal Year (or as proposed by Hyatt Gaming in connection with the opening of the Casino); provided, however, that no expenditures may be made for Furnishings and Equipment or capital items in excess of One Hundred Fifty Thousand Dollars ($150,000), except in the case of emergencies, to comply with Legal Requirements or if necessary for the Casino to comply with the First Class Casino Standard.

               (iii) All items of expenditures contained in the Operating Forecast, other than those excluded below, will be subject to Owner"s approval, which approval will be subject to the following provisions and standards: (A) Owner shall not withhold its consent for any item of expenditure which is reasonably necessary in nature and amount to enable the Casino to continue operation in accordance with the First Class Casino Standard; (B) Owner"s approval will not be required for any costs associated with practices, procedures or programs which are Hyatt Gaming chain requirements provided that charges for services or goods of the sort referred to in Schedule 7.2 hereto are generally assessed to the Casino on the basis set forth in Schedule 7.2 hereto, or, if not so set forth, on the same basis (although not necessarily in the same overall dollar amount) as such charge is assessed to other Hyatt Gaming casinos included in the group of casinos to be assessed; (C) subject to compliance with applicable collective bargaining agreements, if any, Owner"s approval will not be required for compensation levels to Casino employees or in chain-wide or regional fringe benefit programs; (D) approval will not be required of costs associated with arrangements which Hyatt Gaming has made in good faith with vendors on a chain-wide or regional basis; approval will not be required of any expenditures reasonably necessary to prevent in imminent threat to life, health, safety or property of the Casino; and (E) approval will not be required for any expenditures required to be made under the express provisions of this Agreement including expenditures for Annual Management Fees.

          (c) Hyatt Gaming shall use its reasonable efforts to comply with the Operating Forecast; however, Owner acknowledges that the Operating Forecast shall represent Hyatt Gaming"s estimates of uncertain future events and conditions and that Hyatt Gaming shall have no liability to Owner, and shall not be deemed in default under this Agreement, if actual operating results vary to any extent from the Operating Forecast and Owner"s obligation to fund the operation and maintenance of the Casino hereunder shall continue notwithstanding any such variation. Hyatt Gaming agrees that the Operating Forecast shall be premised on a series of assumptions and operating policies, and that Hyatt Gaming shall use commercially reasonable efforts to operate the Casino in accordance with such assumptions and operating policies; it being acknowledged, however that various factors, including the following, could result in a deviation from such assumptions and policies: (A) the volume of gaming business;
(B) the mix of business (that is the relationship of food and beverage revenues to gaming revenues and the relationship of slot machine and video gaming revenues to revenues of other games of chance); (C) prevailing wage rates or costs of compensation benefit plans and the effects of collective bargaining agreements different from those assumed in the Operating Forecast; (D) unanticipated levels of inflation (i.e., above or below stated assumptions); (v) tax or utility rate increases; (E) unanticipated and extraordinary repair and maintenance expenses (including those due to casualty or other emergency or needed to comply with Legal Requirements); and (F) changes in operating practices necessary to remain competitive with changes in operating practices implemented at competitive casinos and resorts. Nevertheless, the Operating Forecast shall constitute a standard to which Hyatt Gaming shall use reasonable efforts to adhere.

          (d) If, periodically during any Fiscal Year, Hyatt Gaming determines that the then Operating Forecast needs to be modified in any respect, or if Hyatt Gaming anticipates that actual operations will vary in any material respects from the then applicable Operating Forecast, Hyatt Gaming will notify Owner thereof and shall provide Owner information regarding such change and, at Owner"s request, shall meet with Owner in order to consider in good faith any objections of Owner; provided, however, that no expenditures may be made for Furnishings and Equipment or Capital Items in either case in excess of One Hundred Fifty Thousand Dollars ($150,000), except in the case of emergencies, to comply with Legal Requirements or if necessary for the Casino to comply with the First Class Casino Standard; further, provided that Hyatt Gaming shall have no right to increase the marketing budget without Owner"s consent, other than reasonable increases attributable to on-site promotional activities or complimentary allowances or charges.

          (e) Owner shall also have the right to attend monthly meetings at the Casino with the Casino General Manager and quarterly meetings with the appropriate Vice President of Hyatt Gaming, at either the Casino or the office of such Vice President, to discuss Casino operations; provided, however, the right to participate in such meetings shall not be deemed to create any rights of approval with respect to Casino operations which are not otherwise expressly granted to Owner hereunder.

          (f) Nothing in this Section 3.5 is intended to limit or negate (i) the authority conferred upon Hyatt Gaming elsewhere in this Agreement including, without limitation, Sections 3.1 or 5.4 hereof, (ii) the obligations of Owner under Sections 5.4(c) or 7.1 hereof, or (iii) any other term or condition of this Agreement.

          (g) Financial projections, budgets or similar forecasts as may have been prepared or in the future are prepared by Hyatt Gaming or Hyatt Gaming Affiliates do not take into account, nor make provisions for, any rise or decline in local or general economic conditions or other factors beyond the control of Hyatt Gaming. Hyatt Gaming and Hyatt Gaming Affiliates cannot and do not warrant or guaranty in any way said financial projections, budgets or other forecasts. Any financial projections, budgets or forecasts provided have been prepared on the basis of information available at the time of such preparation and Hyatt Gaming"s and Hyatt Gaming Affiliates" experience in the casino industry. Said financial projections, budgets and forecasts have been prepared for information only and not as an inducement for action. Owner hereby acknowledges that in entering into this Agreement, Owner has not relied on any projection of earnings, statements as to the possibility of future success, or other similar information which may have been prepared by Hyatt Gaming or Hyatt Gaming Affiliates. Owner further understands and acknowledges that no guaranty is made or implied by Hyatt Gaming or Hyatt Gaming Affiliates as to the cost, or the future financial success or profitability, of the Casino.

     3.6. Agency Coupled with an Interest
          -------------------------------

     Owner acknowledges that this Agreement is for the mutual benefit of both parties, and in the case of Hyatt Gaming, is intended in substantial part for the enhancement of the capability and reputation of Hyatt Gaming as a operator of first-class casino properties. Owner further acknowledges that, in addition to Hyatt Gaming"s economic interest in the Annual Management Fee payable to it, and the benefit to Hyatt Gaming of operating the Casino, Hyatt Gaming is, concurrently with the execution and delivery of this Agreement, committing to loan funds to the Owner under certain circumstances and receiving warrants to purchase an equity interest in Owner, the value of which will be dependent on enhancement of values of the Casino over time, and the overall success of Casino operations. In addition, Hyatt Gaming is bringing to the management and operation of the Casino, the expertise of Hyatt Gaming and HC in management, unique trademarks and trade names, and proprietary systems and information including customer and prospect lists. Accordingly, Hyatt Gaming"s operation of the Casino is also for its own benefit as a holder of a debt interest relating to the Casino (the "Subordinated Debt") pursuant to that certain Subordinated Loan Agreement to be entered into between Hyatt Gaming and Owner (the "Subordinated Loan Agreement") pursuant to a commitment letter of even date herewith and warrants to purchase an equity interest in Owner, and as a protection for the investment of Hyatt Gaming and HC of intellectual property in the Casino. Owner and Hyatt Gaming acknowledge and agree that they have structured their overall relationship with respect to the Casino with the intent that the agency created pursuant to this Agreement shall be (and hereby is declared to be) an agency coupled with an interest and therefore irrevocable except in accordance with the express terms of this Agreement or in connection with the exercise of any right or remedy of Owner hereunder.

     3.7. No Implied Rights
          -----------------

     Owner and Hyatt Gaming acknowledge and agree that (i) there shall be no implied agreement by the parties hereto that this Agreement may be terminated in contravention of the express terms of this Agreement, (ii) the termination provisions contained in this Agreement may be exercised by Owner and Hyatt Gaming in accordance with the express terms of this Agreement for any reason in their respective sole discretion, and (iii) there shall be no implied agreement restricting any exercise of rights of termination set forth in this Agreement whether any exercise of any such rights of termination for purposes of entering into any arrangement with any other casino (whether or not competitive with the Casino), due to unprofitability of the arrangements under this Agreement for either party hereto, or for any other reason.

     3.8. Irrevocability of Contract
          --------------------------

     Owner and Hyatt Gaming acknowledge that they are entering into this Agreement in reliance on the long term nature of this Agreement, and further acknowledge that the rights, duties and authority of each of the parties hereto, are intended to be non-terminable throughout the Term, except in accordance with the express provisions of this Agreement or, where appropriate, as a remedy for the occurrence of any Event of Default. It is agreed that neither party will achieve the benefits intended to be achieved if either party has any continuing right or power to terminate this Agreement, or the agency hereby created, except in accordance with the express provisions of this Agreement. This Section 3.8 is a substantial inducement to Hyatt Gaming to invest the skill, time, expertise and customer relationships necessary to achieve the long term benefits herein contemplated and as an inducement to Owner to ensure the full and unrestrained best efforts of Hyatt Gaming in the management and operation of the Casino in accordance with the provisions of this Agreement. The parties further hereby acknowledge that any breach of the provisions of this Section 3.8 by either party will cause irreparable and permanent damage to the other party, not fully or substantially compensable by money damages.

SECTION 4. MANAGEMENT FEES AND REMITTANCES TO OWNER

     4.1. Fiscal Year
          -----------

     (a) A "Fiscal Year" hereunder shall mean a period of twelve (12) consecutive months included in the Term and ending on December 31st, except that the first Fiscal Year hereunder shall commence on the Opening Date and shall end on December 31st of the calendar year in which the Opening Date falls and, in the event that there shall be an early termination of the Term on a date other than December 31st, the last Fiscal Year hereunder shall end on such date of termination and shall commence on the preceding January 1st. A "Full Fiscal Year" hereunder shall mean a Fiscal Year which includes at least twelve (12) full calendar months.

     (b) The "Cumulative Period" in respect of any month included in a Fiscal Year shall mean the period commencing on the first day of such Fiscal Year and ending on the last day of such calendar month.

     (c) The "Adjusted Gross Receipts" for any Cumulative Period shall mean the sum of the Adjusted Gross Receipts (as defined in Section 5.3(a) hereof) for each calendar month included in such Cumulative Period. The Adjusted Net Profit for any Cumulative Period shall mean the sum of the amounts of Adjusted Net Profit for each calendar month included in such Cumulative Period, such sum to be determined after taking into account any deficit in Adjusted Net Profit for any such calendar month. EBITDA for any Cumulative Period shall mean the sum of the amounts of EBITDA for each calendar month included in such Cumulative Period, such sum to be determined after taking into account any deficit in EBITDA for such calendar month.

     4.2.  Hyatt Gaming"s Management Fee
           -----------------------------

          (a) For each Fiscal Year Hyatt Gaming shall receive, in respect of its management services hereunder, an amount (the "Annual Management Fee") equal to the sum of the Basic Fee and Contingent Incentive Fee, follows:

               (i) For each Fiscal Year, Hyatt Gaming shall receive a "Basic Fee" equal to three percent (3%) of the Adjusted Gross Receipts of the Casino for the appropriate Fiscal Year; and

               (ii) Hyatt Gaming shall receive, in addition to the Basic Fee, a "Contingent Incentive Fee" equal to five percent (5%) EBITDA for such Fiscal Year.

          (b) With respect to any Fiscal Year and each calendar month included therein, the Basic Fee and the Contingent Incentive Fee shall each be payable in tentative monthly installments of the respective amounts hereinafter provided, which tentative monthly installments on account of such Basic Fee and Contingent Incentive Fee for any such calendar month shall be paid by Hyatt Gaming withdrawing the same from the Operating Accounts at any time after Hyatt Gaming shall furnish to Owner the unaudited financial statement for such calendar month, pursuant to Section 7.4 hereof.

          (c) With respect to each calendar month included in any Fiscal Year:

               (i) The tentative monthly installment on account of the Basic Fee shall equal three percent (3%) of the Adjusted Gross Receipts for the Cumulative Period to the end of the calendar month in question, less the aggregate amount of the tentative monthly installments having theretofore become payable for such Fiscal Year on account of such Basic Fee; and

               (ii) The tentative monthly installment on account of the Contingent Incentive Fee shall equal five percent (5%) of the EBITDA for the Cumulative Period to the end of the calendar month in question, less the aggregate amount of the tentative monthly installments having theretofore become payable for such Fiscal Year on account of such Contingent Incentive Fee.

          (d) If, for any Fiscal Year, the aggregate amount of the tentative monthly installments paid to Hyatt Gaming on account of the Basic Fee and Contingent Incentive Fee shall be more or less than the Annual Management Fee payable for such Fiscal Year based upon the final determination of Adjusted Gross Receipts and EBITDA for such Fiscal Year as reflected in the Certified Financial Statement for such Fiscal Year referred to in Section 7.4 hereof, then, by way of year-end adjustment, within fifteen (15) days after the delivery of such Certified Financial Statement to Owner, Hyatt Gaming shall pay into the Operating Accounts the amount of any such overpayment or withdraw from the Operating Accounts the amount of any such underpayment.

          (e) The Contingent Incentive Fee is contingent and (i) shall be paid only to the extent that EBITDA is a positive number and only to the extent of five percent (5%) thereof, and (ii) shall not be paid unless permitted pursuant to the Indenture in effect as of the date hereof and shall be subordinated to the prior payment in full of all obligations owing with respect to the First Mortgage Notes in accordance with the SNDA Agreement. In the event all or any portion of the Contingent Incentive Fee is prohibited from being paid pursuant to the Indenture, all or such portion thereof that is prohibited from being so paid shall be deferred, accrued and bear interest compounded annually at the rate applicable to the Subordinated Debt from the time all or such portion is prohibited from being paid until paid. Payment of any such deferred and accrued Contingent Incentive Fee shall be conditioned as set forth in the SNDA Agreement, and any payment of such Contingent Incentive Fee shall be senior to any payment of interest, principal or other amounts due or owing in respect of the Subordinated Debt.

     4.3. Remittances to Owner
          --------------------

     Contemporaneously with furnishing the monthly statement for each calendar month pursuant to Section 7.4 hereof, Hyatt Gaming shall remit to Owner out of the Operating Accounts an amount (the "Owner"s Remittance Amount") by which the total funds then in the Operating Accounts exceed the amount then reasonably required to be maintained in the Operating Accounts (after withdrawal of the Annual Management Fee and after fulfilling the provisions of the supplemental payment as required in Section 4.4 hereof) in order to carry on the operation of the Casino pursuant to the First Class Casino Standard and so that Hyatt Gaming may perform its obligations hereunder. Each remittance shall be paid to Owner at Owner"s address then in effect hereunder for receipt of notices hereunder by Owner, or at such other place as Owner may, from time to time, designate in a notice to Hyatt Gaming.

     4.4. Supplemental Payment
          --------------------

     In addition to the Owner"s Remittance Amount to be paid by Hyatt Gaming under Section 4.3 hereof, Hyatt Gaming shall deposit, in respect of each calendar month during the Term as a supplemental payment to Owner, the amount specified in Section 5.4(a) hereof in respect of such calendar month and payable under Section 5.4(a) hereof into the Fund for replacements of and additions to Furnishings and Equipment referred to therein, such amount to be deposited by Hyatt Gaming into such Fund for the account of Owner.

SECTION 5.  DETERMINATION OF AVAILABLE CASH FLOW AND GROSS RECEIPTS

     5.1. Books and Records
          -----------------

     Hyatt Gaming shall keep full and adequate books of account and other records reflecting the results of the operation of the Casino. Such books and records shall, at all times, be kept in all material respects, in accordance with generally accepted principles of accounting for casinos and the then latest edition of the Audit and Accounting Guide for Audits of Casinos prepared by the American Institute of Certified Public Accountants (the "Casino Accounting Principles"), which books and records shall be available for review, inspection and audit at reasonable times and on reasonable notice by Owner and its representatives and lenders.

     5.2 Financial Definitions
         ---------------------

          (a) There is attached hereto as Exhibit B and by this reference incorporated herein and made a part hereof, a definition of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA").

          (b) The "Adjusted Net Profit" derived from the Casino for any period shall mean the EBITDA for such period, but (i) without taking into account any deduction for fees payable under Section 4 hereof (except as indicated below), and (ii) less deductions for the following amounts (but only to the extent that such amounts are not otherwise deducted in computing EBITDA):

               (i) An amount equal to the costs incurred during such period in replacing, or adding to, the Operating Equipment;

               (ii) An amount equal to the aggregate deposits made to the Fund for such period, in accordance with Section 5.4(a) hereof;

               (iii) An amount equal to the Contingent Incentive Fee paid during such period, in accordance with Section 4.2(a)(ii) hereof; and

               (iv) An amount equal to Debt Service on the First Mortgage Financing, the FF&E Financing (as defined in the Subordinated Loan Agreement) and the City Improvement Bonds (as defined in the Subordinated Loan Agreement).

          (c) For purposes of this Agreement,

               (i) "Debt Service" shall mean the amount of interest required to be paid and paid under any Indebtedness of Owner for the Fiscal Year in question; provided, however, the term "Debt Service" shall not include any (A) payments of principal; (B) payments to a lender measured by the gross revenues, profit from operations or capital events or other measurement device not strictly based on the amount of the indebtedness outstanding and the elapsed accrual period; (C) so-called "balloon" payments; (D) interest calculated at a so-called "default" rate (that is, a rate in excess of the contract rate which becomes effective in the case of a loan default or late payment); (E) interest, the payment of which, under the terms of the indebtedness in question, is deferred and payable in a subsequent Fiscal Year; (F) late payment charges; (G) fees or charges assessed by the lender in addition to interest such as loan renewal fees, commitment fees and the like; or (H) reimbursements to the lender for costs incurred by the lender which are in addition to required payments of principal and interest;

               (ii) "Indebtedness" shall mean any loan or loans (including capital leases) advanced to Owner by third parties for the purpose of paying a portion of the costs of development, construction, ownership, equipping or operation of the Casino, or for the purpose of refinancing any previous indebtedness obtained for such purpose (or any other Indebtedness), up to the then outstanding principal amount thereof, provided that proceeds of any such indebtedness shall be used exclusively for the aforesaid purposes, and no portion thereof shall be distributed or paid in any way to Owner as repayment of Owner"s capital;

               (iii) "Unrecovered Equity" shall mean the initial cash equity invested by Owner in the amount of Eleven Million Five Hundred Thousand Dollars ($11,500,000), plus any additional cash equity advanced by the Owner directly to the Casino for Debt Service, working capital (excluding fees to Windsor Woodmont, LLC or any of its members or their affiliates) and improvements to the Casino less one hundred percent (100%) of positive Adjusted Net Profit for all prior Fiscal Years.

          (d) Notwithstanding any of the foregoing, in calculating Adjusted Net Profit or EBITDA the actual cost of leasing or renting or other similar charges incurred after the Opening Date for the replacement of or addition to Furnishings and Equipment shall not be deductions in determining Adjusted Net Profit or EBITDA and shall be charged against the Fund for replacement of and additions to Furnishings and Equipment or shall otherwise be paid by Owner, as agreed upon between Hyatt Gaming and Owner.

     5.3. Definition of Gross Receipts
          ----------------------------

        "Adjusted Gross Receipts" shall mean:

          (a) the "Adjusted Gross Proceeds" of the Casino, less all gaming taxes. (For purposes of this term, "Adjusted Gross Proceeds" shall have the meaning set forth in Section 12-47.1-103 of the Colorado Limited Gaming Act, Colo. Rev. Stat. "12-47.1-101, et seq. (1997) (the "Gaming Act"), plus

          (b) all other revenues and income of any kind properly accrued during such period and derived, directly or indirectly, from the Casino during such period, including, without limitation, all revenues derived from the sale during such period of food and beverages, and the retail value of food and beverage (offered at Casino restaurants, concessions and lounges) provided free of charge to Casino patrons, and all rents or fees payable by subtenants and concessionaires of the Casino in respect of such period (but not the gross receipts of subtenants or concessionaires), as well as all of the other items listed included in Gross Proceeds on Exhibit C hereto; provided, however, that the net proceeds (after deduction of the expenses of adjustment and collection) of loss of use or occupancy insurance, business interruption insurance or other similar insurance in respect of the Casino shall be included only to the extent actually received during such period.

          (c) There shall be excluded in determining Adjusted Gross Receipts for any period (i) any gross receipts, entertainment, excise, sales or other similar taxes required by law to be collected from customers of the Casino and remitted to the appropriate taxing authorities; (ii) condemnation, eminent domain and casualty insurance proceeds; (iii) any interest earned on funds held in the Operating Accounts; (iv) proceeds from the financing, refinancing or sale of all or a portion of the Casino (or any FFE); (v) gratuities or service charges collected for Casino staff, tenants, licensees or concessionaires; (vi) credit card and travel agent commissions; (vii) proceeds from the settlement of legal proceedings not directly related to Casino operating revenue; (viii) allowances, discounts, credits, rebates or refunds to patrons; (ix) any amounts collected by the Casino for others, such as the purchase of goods or services from tenants, licensees or concessionaires which are charged to guest ledger accounts, or amounts paid by patrons to the Casino to the extent the same are required to be remitted to another party pursuant to a parking or similar agreement; (x) the amount of those accounts which are considered bad debts; and (xi) security deposits from tenants, licensees or concessionaires, and payments received from any such parties for rental taxes or for repairs, maintenance, utilities or similar matters.

     5.4. Fund for Replacement of and Additions to Furnishings and Equipment
          ------------------------------------------------------------------

          (a) During each Fiscal Year commencing on the Opening Date, Hyatt Gaming shall deposit for each calendar month included in such Fiscal Year an amount equal to three percent (3%) of the Adjusted Gross Receipts for such calendar month into a fund to be entitled "Fund for Replacement of and Additions to Furnishings and Equipment" (the "Fund"), which Fund shall be maintained on deposit by Hyatt Gaming in trust for Owner in an interest-bearing bank account (which may be denominated in the same manner as Operating Accounts) at a bank designated by Owner and satisfactory to Hyatt Gaming. Owner may grant security interests in amounts on deposit comprising the Fund to secure the obligations of Owner to banks or other lenders providing credit or financing for the benefit of the Casino; provided, however, that such pledges or grants shall not limit Hyatt Gaming"s right to expend amounts from the Fund as otherwise provided herein. The monies in the Fund shall be the property of Owner. Interest earned during any period from the amounts in the Fund shall be excluded from the Adjusted Gross Receipts for such period and in computing Adjusted Net Profit and EBITDA for such period and shall remain part of the Fund. To the extent that Hyatt Gaming shall be required to pay any income taxes on such interest as a fiduciary, the same shall be payable out of the Fund. In addition to such payments into the Fund, all proceeds from the sale of Furnishings and Equipment no longer needed for the operation of the Casino shall also be paid into the Fund.

          (b) Subject to the provisions of Section 5.4(e) hereof, Hyatt Gaming shall be entitled to withdraw from the Fund any amounts required (up to the entire amount thereof) to make contributions to the cost of replacements of and additions to the Furnishings and Equipment reasonably deemed by Hyatt Gaming to be necessary or desirable. The items of Furnishings and Equipment so replaced or added shall be and become, forthwith upon acquisition and installation and without further act or action, the property of Owner and part of the Casino. Except as specifically provided in Section 3.1 hereof, all such replacements and additions may be purchased by Hyatt Gaming at competitive prices from Rosemont. Any amounts remaining in the Fund at the termination or expiration of the Term shall be returned by Hyatt Gaming to Owner.

          (c) Hyatt Gaming shall not, without the approval of Owner expend any monies for replacements of, or additions to, the Furnishings and Equipment in excess of the amount then existing in the Fund and, notwithstanding anything else to the contrary in this Agreement contained, Hyatt Gaming"s obligations with respect to additions to or replacements of Furnishings and Equipment shall be excused to the extent that the amount in the Fund is inadequate to meet such obligations.

          (d) Anything in this Agreement to the contrary notwithstanding, Owner shall be obligated to make sufficient funds available to Hyatt Gaming so that the Casino can be maintained at all times during the Term in accordance with the First Class Casino Standard.

          (e) Except as provided in Section 6.3 hereof, Hyatt Gaming shall be permitted to utilize the amounts in the Fund solely for the purpose of purchasing and maintaining Furnishings and Equipment in accordance with the

Operating Forecast or in the case of emergencies or to satisfy Legal Requirements; provided, however, that Hyatt Gaming shall be able to expend from the Fund up to One Hundred Fifty Thousand Dollars ($150,000) annually in excess of the Operating Forecast, increased annually from the date hereof by the annual percentage increase in the Consumer Price Index for United States City Averages for All Urban Consumers, All Items published from time to time by the United States Bureau of Labor Statistics ("CPI") commencing on the date which is five
(5) days after release of the CPI statistics for the preceding Fiscal Year and each anniversary date thereof thereafter. If the CPI is discontinued or is unavailable or is substantially revised, a comparable index agreeable to Owner and Hyatt Gaming reflecting the changes in the cost of living or the purchasing power of the consumer dollar, published by any U.S. governmental agency or recognized authority shall be used in place thereof.

          (f) Notwithstanding the provisions of Section 5.4(a) hereof, if at the end of any calendar month the Fund equals or exceeds the Maximum Amount, after taking into account planned expenditures for the subsequent month, no deposit shall be made to the Fund for the subsequent calendar month. The "Maximum Amount" shall initially equal Seven Million Five Hundred Thousand Dollars ($7,500,000) and shall increase annually from the date hereof by the annual percentage increase in the CPI commencing on the date which is five (5) days after release of the CPI statistics for the preceding Fiscal Year and each anniversary date thereof thereafter. If the CPI is discontinued or is unavailable or is substantially revised, a comparable index agreeable to Owner and Hyatt Gaming reflecting the changes in the cost of living or the purchasing power of the consumer dollar, published by any U.S. governmental agency or recognized authority shall be used in place thereof.

SECTION 6.  REPAIRS AND CHANGES; LEGAL REQUIREMENTS

     6.1. Repairs and Maintenance
          -----------------------

     Except to the extent prevented by causes beyond its reasonable control (including Force Majeure Causes and the unavailability of funds from Owner), Hyatt Gaming shall, throughout the Term, take good care of the Casino (other than such portions thereof as are leased to tenants who undertake a duty of repair and maintenance) and maintain the same in good order and condition and make all repairs thereto as may be necessary to maintain the First Class Casino Standard. Hyatt Gaming"s responsibilities, as hereinabove stated in this Section, shall, notwithstanding the foregoing, not include any matters relating to the structural integrity of the Casino, except as specifically provided in
Section 9 hereof, any matters arising under any Environmental Laws (except as specifically provided in Section 3.1(e)(xvi) hereof, or other matters relating to defects in design, materials or workmanship in the construction of the Improvements (other than alterations or additions made by Hyatt Gaming pursuant to Section 6.3 hereof) which shall be the responsibility and liability of Owner throughout the Term of this Agreement.

     6.2. Compliance with Legal Requirements
          -----------------------------------

     Except as elsewhere herein limited or excused, Hyatt Gaming shall, throughout the Term, have the right and obligation to comply with all applicable requirements (the "Legal Requirements") under all laws, statutes, codes, ordinances, orders, rules, permits, licenses and regulations of governmental authorities having jurisdiction over the Casino, including without limitation, the Gaming Act, as amended, and orders and requirements of any local board of underwriters, and Hyatt Gaming may, at its option, defend any actions, suits or other proceedings alleging non-compliance. Hyatt Gaming may, but only after approval by Owner, contest, by appropriate legal proceedings conducted in good faith, in the name of Hyatt Gaming or Owner, or both, the validity or application of any Legal Requirements, subject to Owner"s approval of legal counsel selected by Hyatt Gaming. If Owner shall approve any such contest, Owner shall execute and deliver any appropriate documents which may be necessary or proper to permit Hyatt Gaming to prosecute such contest. Owner may, by notice to Hyatt Gaming, direct Hyatt Gaming to contest, or Owner may contest directly, any Legal Requirements which Hyatt Gaming may otherwise desire not to contest.

     6.3. Alterations and Additions
          -------------------------

     Except in order to comply with the Legal Requirements and except as hereinafter provided, Hyatt Gaming shall make no alterations, additions or improvements in or to the Improvements without the approval of Owner (which approval may be arbitrarily withheld). Notwithstanding the preceding sentence,
(i) in the event any alterations, additions or improvements, structural or non-structural, shall be required in order that the Building (or any other Improvements) be in compliance with applicable Legal Requirements, the same, shall be the responsibility of Owner (except as provided in Section 9 hereof), and (ii) Hyatt Gaming shall have the right (without obtaining the approval of Owner), from time to time during the Term, to make voluntary alterations, additions or improvements in or to the Improvements (which shall become part thereof for the purposes of this Agreement) in order to improve the operation of the Casino which shall be funded from the Fund; provided that the aggregate amount which may be incurred in respect thereof during any Fiscal Year shall not exceed One Hundred Fifty Thousand Dollars ($150,000), increased (but not decreased) annually as provided in Section 5.4(e) hereof.

SECTION 7. GENERAL COVENANTS OF HYATT GAMING AND OWNER

     7.1. Working Capital
          ---------------

          (a) Except as otherwise in this Agreement specifically provided, Owner shall, at all times during the Term, cause sufficient working capital funds to be on hand in the Operating Accounts to assure the timely payment of all current liabilities of the Casino (including Hyatt Gaming"s fees and the installments thereof payable under Section 4.2 hereof) and all other items entering into the calculation of Adjusted Net Profit and EBITDA (other than insurance premiums, property taxes and the amounts referred to in Section 5.2(b)(iv) hereof), the uninterrupted and efficient operation of the Casino at all times during the Term and the performance by Hyatt Gaming of its other obligations hereunder. On the commencement of the Term, Owner shall have adequate funds in the Operating Accounts and the Casino house banks and there shall be on hand all necessary inventories of food, beverages and operating supplies; further, Owner shall have met all applicable Legal Requirements including, without limitation, the procurement of all liquor and other licenses required to meet such Legal Requirements, including the license to operate gaming activities at the Casino to the fullest extent then permitted by law. Initial working capital shall be not less than Two Million One Hundred Thousand Dollars ($2,100,000).

          (b) Hyatt Gaming covenants to maintain prudent and reasonable cash management policies consistent with conditions of seasonality and short term operating needs, and will report to Owner from time to time on request by Owner the cash management policies then in effect. Consistent with the foregoing, Hyatt Gaming shall have the right at its option to maintain advance bookings deposits for both individual and group business, in a segregated, interest-bearing, account maintained solely for the receipt of such advance deposits. Funds, with interest earned if any, shall be removed from the segregated bookings account and deposited in the Operating Accounts of the Casino at such time as the deposit is earned by the Casino, or, if appropriate, for the purpose of making refunds to persons or entities entitled thereto. Until advance deposits are transferred to the Operating Accounts, amounts in the segregated account shall not be deemed part of the working capital of the Casino nor shall the receipt thereof constitute Adjusted Gross Receipts , EBITDA or Adjusted Net Profit.

     7.2. Chain Services; Hyatt Systems Costs
          -----------------------------------

     To the extent Hyatt Gaming or Hyatt Gaming Affiliates provide Hyatt System-wide services ("Chain Services") described on Schedule 7.2 attached hereto and by this reference incorporated herein, or provide other similar services as may be offered by Hyatt Gaming or Hyatt Gaming Affiliates in the future, the Owner may be charged its allocable share therefor, based on the method by which other participating casino members of the Hyatt System are charged for such services; provided that Hyatt Gaming shall not make a profit on the charges for such services. The "Hyatt System" shall mean the casino services provided by Hyatt Gaming or Hyatt Gaming Affiliates, or their successors or assigns, through management or license of facilities under the name Hyatt Casinos, Grand Victoria, Grand Victoria Casinos and derivations thereof or styled as a casino "By Hyatt."

     7.3. Right of Inspection and Review
          -------------------------------

     Hyatt Gaming shall accord to Owner, its lenders and their duly authorized agents and designees the right to enter upon any part of the Casino at all reasonable times, on reasonable notice, during the Term for the purpose of examining or inspecting the Casino or examining or making extracts from the books and records of the Casino operation, or for any other purpose which Owner, in its discretion, shall deem necessary or advisable, but the same shall be done with as little disturbance to the operation of the Casino as reasonably possible.

     7.4. Financial Reports
          -----------------

     Hyatt Gaming shall deliver to Owner, within twenty (20) days after the end of each calendar month, an unaudited financial statement prepared from the books of account maintained by Hyatt Gaming and containing (a) a statement of current assets and current liabilities of the Casino as of the end of such calendar month, (b) a profit and loss statement showing the results of operation of the Casino for such calendar month and for the Cumulative Period in respect of such calendar month; (c) a statement of the Adjusted Gross Receipts, Adjusted Net Profit, EBITDA and Annual Management Fees for such calendar month and such Cumulative Period; and (d) a comparison of each of the foregoing with the Operating Forecast. Owner, the General Manager or Casino Manager shall meet monthly to discuss the Casino operations and the matters reflected in the monthly statements. Within sixty (60) days after the end of such Fiscal Year Hyatt Gaming shall deliver to Owner a financial statement for such Fiscal Year (herein referred to as the "Certified Financial Statement"), containing (i) a balance sheet containing a statement of the current assets and current liabilities of the Casino as of the end of such Fiscal Year, and (ii) a statement of income showing the results of operation of the Casino (including store rentals) for such Fiscal Year, and (iii) a statement setting forth the Adjusted Gross Receipts, the Adjusted Net Profit, EBITDA and the Annual Management Fee (broken down between the Basic Fee and the Contingent Incentive
Fee) for such Fiscal Year, with an opinion thereon after an audit by a "Big Five" (or similar successor group) accounting firm duly licensed independent certified public accounting firm retained by Owner. Such Certified Financial Statement shall include a comparison of each of the foregoing with the Operating Forecast. All such statements shall be prepared in accordance with the Uniform System. The cost of such audit in respect of such Certified Financial Statement for a Fiscal Year shall be charged as an expense of the operation of the Casino for the succeeding Fiscal Year. If the opinion of such independent certified public accounting firm with respect to the matters set forth in such Certified Financial Statement for a Fiscal Year shall be an unqualified opinion, then such Certified Financial Statement shall be conclusive upon the parties hereto with respect to such matters and shall be deemed to be a final determination of the Adjusted Gaming Receipts, EBITDA, the Adjusted Net Profit and the Annual Management Fee for such Fiscal Year.

     7.5. Owner"s Warranties as to Title
          ------------------------------

          (a) Owner agrees that the interest of Hyatt Gaming under this Agreement shall not be subject or subordinate to any ground or underlying leases, mortgages or deeds of trust affecting the Casino except those which contain, or are subject to, the terms of the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit C and by this reference incorporated herein or such other similar agreement approved by Hyatt Gaming (any such agreement being an "SNDA Agreement"). Owner further agrees that, subject to the terms of a SNDA Agreement, so long as Hyatt Gaming shall not be in default hereunder, Hyatt Gaming shall be entitled to operate the Casino for the Term, and Owner shall, to the extent such right is not impeded by a breach by Hyatt Gaming of this Agreement, at no expense to Hyatt Gaming, undertake and prosecute all appropriate actions, judicial or otherwise, required to maintain its rights to own the Casino and delegate the management thereof to Hyatt Gaming.

          (b) Owner agrees that it shall, throughout the Term:

               (i) Keep and maintain, or cause to be kept and maintained, any leases, under which Owner is lessee, covering real or personal property or other agreements necessary to the ownership or control of the Casino, or any part thereof, in full force and effect and free from default, and in this connection Owner shall pay and discharge, or cause to be paid and discharged, any ground rents or other rental payments or other charges payable by Owner in respect of the Casino; provided, however, that the Owner shall not be required to pay or cause to be paid any such ground rents, rental payments, or other charges payable by Owner in respect of the Casino, to the extent that the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and the Owner shall have established and shall maintain adequate cash reserves for the payment of the same;

               (ii) Maintain, or cause to be maintained, in good standing and free from default, any and all mortgages affecting the Casino (but no additional rights against Owner are hereby created in favor of any mortgagee under such mortgage);

               (iii) Observe, or cause to be observed, and comply with, or cause to be complied with, any and all other liens, encumbrances, covenants, charges, burdens or restrictions pertaining to the Casino or any part thereof, none of which shall, however, materially and adversely affect the operation of the Casino by Hyatt Gaming; and (iv) Secure for the benefit of Hyatt Gaming a SNDA Agreement.

     7.6 Payment of Taxes
         ----------------

     During the Term, Owner shall, prior to delinquency, pay all real and personal property taxes assessed against the Casino to the extent that the same are properly allocable to the Term. Such property taxes for any period which includes the Opening Date or the date on which the Term shall expire or otherwise terminate shall be prorated and only the portion of such property taxes applicable to the Term shall be deductible under Section 5.2 hereof; provided, however, that the Owner shall not be required to pay or cause to be paid any such real and personal property taxes assessed against the Casino to the extent that the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and the Owner shall have established and shall maintain adequate cash reserves for the payment of the same.

     7.7. Bankruptcy
          ----------

     Owner covenants and agrees that it will not commence or consent to any case, proceeding or other action (a) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Owner, or of Owner"s debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or (b) seeking appointment of a receiver, trustee or similar official for Owner, or for all or any part of Owner"s property.

     7.8. Hotel
          -----

     Owner agrees that if Owner develops a hotel at the Site or which serves the Site (the "Hotel"), (i) Owner shall retain Hyatt Gaming to manage the Hotel for a basic fee of three percent (3%) of Adjusted Gross Receipts (of the Hotel) and a Contingent Incentive Fee of five percent (5%) of the EBITDA (of the Hotel),
(ii) the parties shall negotiate in good faith a form of management agreement based on the form of Hyatt Gaming hotel and casino management agreement attached hereto as Exhibit F and by this reference incorporated herein, and (iii) Owner and Manager shall update such form in accordance with the facts and circumstances then existing and the business terms set forth on Exhibit F hereto and include any updates to the form of hotel management agreement which are not business terms or do not otherwise materially and adversely affect Owner. Owner agrees not to enter into negotiations with or solicit offers from any other hotel company in connection with the Hotel.

SECTION 8. INSURANCE

     8.1. Insurance to be Maintained Prior to the Commencement of Term
          ------------------------------------------------------------

          (a) Owner shall, at all times prior to the Opening Date and at no cost to Hyatt Gaming, procure and maintain with responsible and properly licensed companies (i) public liability insurance fully protecting Owner, Hyatt Gaming and Hyatt Gaming Affiliates against claims or loss arising in connection with the construction, furnishing and equipping of the Casino and the pre-opening activities of Hyatt Gaming hereunder and (ii) adequate property insurance for the full insurable value of the Casino against all risk of direct physical damage, including but not limited to fire and extended coverage, boiler and machinery, and such other risks and perils for which insurance is customarily provided for casinos of similar character during the period of construction and completion. All liability policies evidencing such insurance shall name Hyatt Gaming, HC, Hyatt Gaming Services, Inc., and any other Hyatt Gaming Affiliates designated by Hyatt Gaming as additional insureds thereunder by means of the following endorsement: "Additional Insured Endorsement: Hyatt Corporation and all affiliated, associated, proprietary, or subsidiary companies, partnerships, and trusts as they may now exist or exist hereafter."

          (b) Owner will also require all contractor(s) to carry adequate liability insurance (as reasonably approved by Hyatt Gaming) during the construction of the Improvements naming Hyatt Gaming, HC, Hyatt Gaming Services, Inc., and any other Hyatt Gaming Affiliates designated by Hyatt Gaming as additional insureds.

          (c) Hyatt Gaming shall provide workers" compensation or similar insurance with respect to the occupation of the Casino (or a portion thereof) by Hyatt Gaming or Casino employees (or potential patrons) prior to the Opening Date.

     8.2. Insurance to be Maintained During Term
          --------------------------------------

          (a) Owner shall maintain, at all times during the Term, the following insurance respecting the Casino in form and amounts, and with responsible and properly licensed companies, as approved by Hyatt Gaming (such amounts shall in no event be less than the amounts required under any mortgage, deed of trust or security agreement affecting the Casino):

               (i) Public liability insurance, on an occurrence form basis for injury to or death of persons and damage to or loss of property, with endorsements including coverage for those risks listed in Exhibit D attached hereto and by this reference incorporated herein;

               (ii) Insurance against all risk of direct physical loss, including but not limited to, fire and extended coverage including business interruption, boiler and machinery coverage including use and occupancy, and such other risks and perils with respect to which insurance is customarily carried by Hyatt Gaming for casinos of similar character;

               (iii) Crime and fidelity insurance against dishonest acts by employees and others; and

               (iv) Such other insurance as Hyatt Gaming shall deem reasonably necessary for protection against claims, liabilities and losses arising from the operation of the Casino.

          (b) All policies evidencing the foregoing insurance shall name Owner as the principal insured and shall name Hyatt Gaming, HC, Hyatt Gaming Services, Inc. and any other Hyatt Gaming Affiliates designated by Hyatt Gaming and their respective directors, officers, employees and agents and (if required by Owner) any mortgagee of the Casino as additional insureds thereunder. All policy deductible amounts shall be subject to approval by Hyatt Gaming. In addition, all policies will be endorsed to cause them to be primary to any other valid and collectible insurance available to Hyatt Gaming, HC, Hyatt Gaming Services, Inc. and any other Hyatt Gaming Affiliates designated by Hyatt Gaming.

          (c) Whenever Owner is about, or proposes, to purchase any insurance policy or policies required under this Section 8.2, Owner shall invite a bid from Hyatt Gaming and the Hyatt Gaming Affiliates (the "Hyatt Self Insurance Bid") covering such policy or policies and prepared by an insurance broker or adviser of Hyatt Gaming, HC or any other Hyatt Gaming Affiliate. The Hyatt Self Insurance Bid may be based upon self insurance (as described in Section 8.5 hereof) or providing all or part of the insurance in question under a blanket policy insuring, in addition to the Casino, other casinos operated by Hyatt Gaming or Hyatt Gaming Affiliates, in which event the insurance premiums to be included in the Hyatt Self Insurance Bid shall be those properly allocable to the Casino, as determined in good faith by the insurance carrier or carriers involved. Owner shall have no obligation to accept the Hyatt Self Insurance Bid.

          (d) Hyatt Gaming shall provide workers" compensation, including employers" liability and a broad form endorsement or similar insurance as may be required by law.

     8.3  Notice of Cancellation or Change
          --------------------------------

     All insurance policies required to be carried hereunder shall, to the extent obtainable, have attached thereto an endorsement that the same shall not be cancelled or changed without at least thirty (30) days" prior written notice to all named insureds and additional insureds. Any notice of cancellation delivered to Hyatt Gaming, HC, or any other Hyatt Gaming Affiliate designated by Hyatt Gaming pursuant to Section 8.2 hereof shall likewise be deemed notice to the directors, officers, agents and employees of Hyatt Gaming, HC, or any such Hyatt Gaming Affiliates.

     8.4. Evidence of Insurance Coverage
          ------------------------------

     For the purpose of evidencing compliance with the provisions of this
Section 8, Owner shall furnish and maintain on a current basis certificates of insurance evidencing the coverage, and furnish at Hyatt Gaming"s request duplicate policies of all insurance, required to be maintained by Owner pursuant to this Section 8.

     8.5  Self-Insurance
          --------------

          (a) Owner understands that HC and other Hyatt Gaming Affiliates customarily and in the course of managing the hotels and resorts in the Hyatt hotel chain, self-insures and assumes the risk of certain losses and liabilities and may place certain coverage with an affiliated insurance carrier. Subject to the next succeeding paragraph, Owner agrees that HC and other Hyatt Gaming Affiliates may, in submitting the Hyatt Self Insurance Bid, be a self-insurer of all or any of the risks described in this Section 8, or may place coverage with such affiliated carrier, so long as such self-insurance or coverage is consistent in type and amount with self-insurance or coverage practices at other properties of HC or other Hyatt Gaming Affiliates, and is satisfactory to Owner"s mortgage lender.

          (b) In the event that Hyatt Gaming, HC or other Hyatt Gaming Affiliates self-insure, such party will carry insurance, in customary amounts, above the self-insured deductibles protecting Owner, Hyatt Gaming, HC and other Hyatt Gaming Affiliates. Owner shall be named as an additional insured in said policies.

     8.6. Waiver of Subrogation
          ---------------------

     Whether Owner or Hyatt Gaming shall provide the insurance required by this
Section 8, any such policies will provide that the insurer"s right of subrogation shall be waived in favor of the party not providing the insurance.

SECTION 9. INDEMNIFICATION OF OWNER

     9.1. Indemnity
          ---------


          (a) From and after the date of the Financial Closing, during the Term and upon and following any termination of this Agreement, whether by lapse of time or otherwise, to the extent that Owner shall not be fully covered by insurance, Hyatt Gaming will indemnify Owner and its shareholders, directors, officers, employees and agents and hold them harmless (for the uninsured amount only) from any damages, liability, cost, claim or expense, including attorneys" fees attributable to Hyatt Gaming"s or any Hyatt Gaming Affiliate"s gross negligence, willful misconduct, willful or reckless violation of any Legal Requirements, or breach of this Agreement (other than Hyatt Gaming"s covenant to comply with the Legal Requirements), or based on any self insurance placed with any Hyatt Gaming Affiliate pursuant to Owner"s acceptance of a Hyatt Self Insurance Bid pursuant to Section 8.5 hereof, and shall not be charged to or paid from any Operating Account or any other funds or accounts of Owner and shall not be charged against Adjusted Net Profit or EBITDA.

          (b) Any damage, liability, cost, claim or expense attributable to any other reason or cause shall be paid by Hyatt Gaming out of the Operating Accounts and shall be charged against Adjusted Net Profit and EBITDA and shall be without recourse to Hyatt Gaming or any Hyatt Gaming Affiliate.

     9.2 Limitation
         ----------

     Except as provided in Section 9.1(a) hereof, Hyatt Gaming"s obligations under this Section 9 shall not include any losses, expenses or damages arising from any matters relating to the structural integrity of the Casino or other matters relating to defects in design, materials or workmanship in the construction of the Casino (other than alterations or additions made by Hyatt Gaming pursuant to Section 6.3 hereof) or, except as provided in Section 3.1(e)(xvi), the existence of Hazardous Substances, all of the foregoing being Owner"s sole responsibility. Owner hereby represents and warrants to Hyatt Gaming that, based on Owner"s actual knowledge and except as set forth on the Phase I and II environmental reports previously provided to Hyatt Gaming, the Site does not contain unpermitted amounts of any such Hazardous Substances. Owner shall fully indemnify Hyatt Gaming, HC and the other Hyatt Gaming Affiliates from and against any loss, cost, expense or liability, including reasonable attorneys" fees arising from any of the matters described in the first sentence of this paragraph, which expense of indemnification shall not be deducted in computing Adjusted Net Profit or EBITDA. The provisions of this
Section 9 shall survive the expiration or earlier termination of this Agreement.


SECTION 10. DAMAGE TO AND DESTRUCTION OF CASINO; CONDEMNATION

     10.1 Owner's Duty of Restoration
          ---------------------------

     Subject to the rights of the Trustee (the "Trustee") and obligations of Owner pursuant to that certain Indenture issued in connection with the First Mortgage Financing (the "Indenture") as in effect on the date hereof, if the Casino, or any portion thereof, shall be damaged or destroyed at any time or times during the Term by fire or any other casualty Owner, at no expense or risk to Hyatt Gaming save as provided by Section 9.1(a) hereof, shall using due diligence and dispatch, repair, rebuild or replace the same (such repairing, rebuilding or replacing being herein called "Restoration") so that after such Restoration the Casino shall be substantially the same as prior to such damage or destruction, and all proceeds of insurance shall be made available to Owner for this purpose; provided that Hyatt Gaming shall have the right to ensure that such proceeds of insurance shall be applied to such Restoration.

     10.2. Owner's Election Not to Restore
           -------------------------------

     Subject to the rights of the Trustee and obligations of Owner pursuant to the Indenture, anything in Section 10.1 hereof to the contrary contained notwithstanding, if, in connection with any casualty, the cost of restoring the Casino shall equal or exceed (i) twenty-five percent (25%) of the replacement cost thereof immediately prior to such casualty if such casualty shall be covered by insurance or (ii) ten percent (10%) of such replacement cost if such casualty shall not be covered by insurance, or (iii) the casualty occurs within two years of the expiration of the then current Term and Restoration would exceed five percent (5%) of replacement cost, then, and in either event, Owner shall have an election exercisable by notice to Hyatt Gaming, given within one hundred twenty (120) days from the occurrence of such casualty, not to restore the Casino and to terminate this Agreement without payment of a fee.

     10.3 Condemnation
          ------------

     In the event all or any portion of the Casino is taken by any public authority under the power of eminent domain, condemnation or similar proceeding, or taken in any manner for any public or quasi-public use, so as to render, in the reasonable judgment of the Owner, the remaining portion of the Casino unsuitable for operation in accordance with the First Class Casino Standard, then the Owner shall be entitled to terminate this Agreement upon written notice to Hyatt Gaming given within sixty (60) days of any such taking without payment of a fee. All awards obtained by Owner for any such taking are property of Owner.

SECTION 11. INTEREST ON OVERDUE SUMS

     If either party shall fail to pay, when due, to the other party any sum payable to the latter hereunder, then the Defaulting Party shall, without notice to or demand upon it, be liable to the Non-Defaulting Party for the payment of such sum together with interest thereon at the rate of (a) "Prime" plus 1% per annum or (b) the maximum rate of interest allowed by law, whichever shall be less, from the date when such sum shall become due to the date of actual payment. For the purposes hereof, "Prime" shall mean the prime rate for corporate loans at major U.S. money center commercial banks as published in the "Money Rates" table of The Wall Street Journal from time to time, or if such rate is no longer published, another similar index selected by Hyatt Gaming, as such rate may be changed from time to time.

SECTION 12. EVENTS OF DEFAULT

     12.1 Events of Defaults
          ------------------

          (a) Any party which commits any Event of Default shall be the "Defaulting Party" and the other party shall be the "Non-Defaulting Party."

          (b) The following shall constitute "Events of Default" hereunder:

               (i) The failure of either party to pay to the other party any sum which may become due hereunder within fifteen (15) days after receipt by the Defaulting Party of a notice from the Non-Defaulting Party specifying such failure; or

               (ii) The failure by either party to perform, keep or fulfill, in any material respect, any of the terms, covenants, undertakings, obligations or conditions set forth in this Agreement other than those referred to in the
Section 12.1(b)(i) hereof, and the continuance of such failure for a period of thirty (30) days after receipt by the defaulting party of notice thereof from the other party hereto specifying such failure; or, in the event such failure is of a nature that it cannot, with due diligence and in good faith, be cured within thirty (30) days and such Defaulting Party fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure with due diligence and in good faith (it being intended that, in connection with a failure not susceptible of being cured with diligence and in good faith within thirty (30) days, the time of such Defaulting Party within which to cure the same shall be extended for such period as may be necessary for the curing thereof with due diligence and in good faith); or

               (iii) Either party becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, its debts as they become due; or

               (iv) Either party makes a general assignment for the benefit of its creditors; or

               (v) Either party shall commence or consent to any case, proceeding or other action (i) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of such party, or of such party"s debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or (ii) seeking appointment of a receiver, trustee or similar official for such party, or for all or any part of such party"s property; or

               (vi) Any case, proceeding or other action against either party shall be commenced (i) seeking to have an order for relief entered against such party as debtor, (ii) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of such party, or of such party"s debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (iii) seeking appointment of a receiver, trustee, or similar official for such party, or for all or any part of such party"s property; and any such case, proceeding or other action is not dismissed within sixty (60) days after its imposition; or

               (vii) any "Event of Default" under and as defined in the Subordinated Loan Agreement and the expiration of the Hold-off Period pursuant to that certain Intercreditor Subordination and Collateral Agreement dated as of the date hereof among Owner, Hyatt Gaming and the trustee for the holders of the notes issued pursuant to the First Mortgage Financing.

               (viii) any "Event of Default" by Owner under and as defined in any hotel management agreement entered into pursuant to Section 7.8 hereof.
12.2. Termination If an Event of Default shall occur, the Non-Defaulting Party may give to the Defaulting Party notice of intention to terminate this Agreement after the expiration of a period of fifteen (15) days from the date of such notice and, upon the expiration of such period, this Agreement shall expire. Such termination shall be without prejudice to any right to damages which the Non-Defaulting Party may have against the Defaulting Party under applicable law.

SECTION 13. TRADE NAME; INTELLECTUAL PROPERTY

     13.1. Trade Name
           ----------

During the Term, the Casino shall at all times be known and designated as the "Black Hawk Casino By Hyatt" or by such other name as shall be mutually agreed upon by Owner and Hyatt Gaming, but in any event shall include "By Hyatt" in its name in some form, or in the event a Hyatt hotel is developed contiguous to the Casino, shall include the name "Hyatt Hotel and Casino," in some form. Hyatt Gaming represents and warrants to Owner that Hyatt Gaming, HC and other Hyatt Gaming Affiliates have the legal right to use the name "Hyatt" (herein called the "Protected Name") either alone or in conjunction with another word or words in conjunction with the operation of the Casino and such use does not infringe on the legal rights of others. Hyatt Gaming further represents and warrants to Owner, Hyatt Gaming, HC and other Hyatt Gaming Affiliates have the legal right to use certain logos, trademarks, trade names and other marks related to the name "Hyatt" (herein called the "Protected Marks") in conjunction with the operation of the Casino. Owner acknowledges that the Protected Name and each of the Protected Marks, when used either alone or in conjunction with any other word or words, or any other marks, are the exclusive property of Hyatt Gaming, and Owner acknowledges that Hyatt Gaming alone has the exclusive right to determine the form of presentation of either the Protected Name or the Protected Marks, or both, in conjunction with the operation of the Casino, including the marketing, promotion, advertising and management thereof, or the sales or marketing of any goods or services using the Protected Name or Protected Marks, or Casino signage, or any of the foregoing. Furthermore, Owner agrees that no right or remedy of Owner for any default of Hyatt Gaming hereunder, nor the delivery of possession of the Casino to Owner upon the expiration or sooner termination of the Term, nor any provision of this Agreement, shall confer upon Owner, or any transferee, assignee or successor of Owner, or any person, firm or corporation claiming by or through Owner, the right to use the Protected Name or any of the Protected Marks, either alone or in conjunction with any other word or words or in conjunction with any other logos, trademarks, trade names or other marks, in connection with the use or operation of the Casino or otherwise, and Owner hereby covenants and agrees on its own behalf and on behalf of any such transferee, assignee or successor, not to use the Protected Name or any of the Protected Marks, either alone or in conjunction with any other word or words, or in conjunction with any other logos, trademarks, trade names or other marks, in connection with the use or operation of the Casino, or otherwise; provided, however, no Owner hereunder shall have any continuing liability under the above provisions for any breach thereof by any such Owner"s transferees, successors or assigns. In the event of any breach of this covenant by Owner, Hyatt Gaming, HC and the other Hyatt Gaming Affiliates shall be entitled to damages, to relief by injunction, and to all other available legal rights or remedies, and this provision shall be deemed to survive the expiration or sooner termination of the Term.

     13.2. Intellectual Property
           ---------------------

     Owner acknowledges that Hyatt Gaming or a Hyatt Gaming Affiliate is or will become the owner or licensee of certain intellectual property including (a) software for use at one or more other facilities managed by Hyatt Gaming or a Hyatt Gaming Affiliate and all source and object code versions thereof and all related documentation, flow charts, user manuals, listing, and service/operator manuals and any enhancements, modifications, or substitutions thereof, and (b) trade secrets, trade names, trademarks, know-how and other proprietary information relating to the operating methods, procedures and policies (herein collectively called "Intellectual Property"). Hyatt Gaming shall utilize the Intellectual Property in connection with the operation of the Casino to the extent that it deems appropriate for the purpose of carrying out its agreements and obligations hereunder, but such use shall be strictly on a non-exclusive basis, and neither such use nor anything contained in this Agreement shall confer any proprietary or other rights in the Intellectual Property upon Owner or any third parties.

     13.3. New Developments
           ----------------

     Hyatt Gaming and Owner agree that any Intellectual Property developed by or on behalf of Hyatt Gaming and/or a Hyatt Gaming Affiliate during the Term, including any enhancements, upgrades and modifications of existing Intellectual Property shall be the sole and exclusive property of Hyatt Gaming and Owner shall have no right or interest with respect thereto other than as expressly provided for under the terms of this Agreement.


SECTION 14. ARBITRATION

     Except as otherwise herein provided, if any controversy should arise between the parties in the performance, interpretation or application of this Agreement, either party may, during the applicable statute of limitations serve upon the other a written notice stating that such party desires to have such controversy reviewed by a board of three (3) arbitrators and naming the person whom such party has designated to act as an arbitrator. Within fifteen (15) days after receipt of such notice, the other party shall designate a person to act as arbitrator and shall notify the party requesting arbitration of such designation and the name of the person so designated. The two (2) arbitrators designated as aforesaid shall promptly select a third arbitrator, and if they are not able to agree on such third arbitrator, then either arbitrator, on five (5) days" notice in writing to the other, or both arbitrators, shall apply to the American Arbitration Association to designate and appoint such third arbitrator. If the party upon whom such written request for arbitration is served shall fail to designate its arbitrator within fifteen (15) days after receipt of such notice, then the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve such controversy. The decision and award of a majority of the arbitrators or of such sole arbitrator shall be binding upon both Owner and

Hyatt Gaming and shall be enforceable in any court of competent jurisdiction. Such decision and award may allocate the costs of such arbitration to one of the parties or disproportionately between the parties. Any arbitration pursuant to this Section 14 shall take place in and shall be governed by the laws of the State of Colorado and shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association.

SECTION 15. SUCCESSORS AND ASSIGNS

     15.1 Assignment by Hyatt Gaming
          --------------------------

          (a) Hyatt Gaming shall have the right to assign any or all of its rights or obligations under this Agreement, without the consent of Owner, to any Assignee Affiliate or may assign all of its rights and obligations under this Agreement to any assignee who also acquires all, or substantially all, of the gaming or casino assets of HC or the affiliated group (as defined pursuant to Section 1504 of the Internal Revenue Code of 1986, as amended) of which HC is a member and assumes its obligations, including those hereunder. In such latter event, Hyatt Gaming"s liability hereunder shall terminate upon such assignment, but in the event of such an assignment to a Assignee Affiliate, Hyatt Gaming shall continue to be liable under this Agreement to the same extent as though such assignment had not been made. Except as hereinabove provided or provided in
Section 28, Hyatt Gaming shall not assign its rights and obligations under this Agreement without the approval of Owner.

          (b) In the event that Hyatt Gaming shall assign its rights and obligations under this Agreement to any Assignee Affiliate, as hereinbefore provided, then any event which results in the Assignee Affiliate ceasing to be a Assignee Affiliate shall constitute an assignment of Hyatt Gaming"s interest requiring Owner"s approval, as provided in the immediately preceding paragraph, except for a sale or transfer which is part of a sale or transfer of all, or substantially all, of the gaming or casino assets of HC or the affiliated group of which HC is a member to an assignee who assumes its obligations, including those hereunder (in which case, any contingent liability of Hyatt Gaming hereunder shall terminate upon such sale).


          (c) It is understood and agreed that any approval given by Owner to any assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case. Any assignee who succeeds to the interest of Hyatt Gaming hereunder in accordance with the terms hereof (or to the interest of an assignee of Hyatt Gaming hereunder) shall be deemed to be Hyatt Gaming hereunder for all purposes and shall assume Hyatt Gaming"s obligations hereunder in writing; provided that in the event of a transfer to an Assignee Affiliate, Hyatt Gaming shall remain liable hereunder. Any transferee, assignee or successor of Hyatt Gaming shall be required to have the legal right to utilize and shall utilize the name "Hyatt" in connection with the Casino as provided herein and shall be required to continue to provide Chain Services and other services to the Casino (if the transferee is a Assignee Affiliate) comparable to services provided by HC or other Hyatt Gaming Affiliates to other casinos managed by HC or other Hyatt Gaming Affiliates.

          (d). The term "Assignee Affiliate", as used herein, shall mean (i) any individual or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with

Hyatt Gaming, (ii) any officer, director or trustee of Hyatt Gaming or of any other entity referenced in the preceding clause (i), (iii) any individual or entity that directly or indirectly retains a beneficial ownership interest of five percent (5%) or more in Hyatt Gaming or any other entity referenced in the preceding clause (i), (iv) any entity of which Hyatt Gaming, directly or indirectly, retains a beneficial ownership interest of five percent (5%) or more, and (v) any individual related by blood or marriage to any individual referenced in the preceding clauses (i) through (iv). For purposes of this Agreement, Assignee Affiliate shall include, without limitation, (i) any lineal descendant of Nicholas J. Pritzker, deceased, or their respective current or former spouses, (ii) any trust, the sole beneficiaries of which are one or more of the individuals described in the preceding clause (i), and (iii) any partnership, corporation, limited liability company or other entity, the controlling voting or ownership interests in which are owned, directly or indirectly, by one or more of the individuals or entities described in the preceding clauses (i) and (ii).

          (e) No assignment shall be permitted if it causes a Project Loss of License Event.

     15.2  Assignment by Owner
           -------------------

          (a) In addition to the transfers provided for under certain conditions as provided in Section 2.4 hereof (which may be effected without Hyatt Gaming"s consent, subject to the payment of the Termination Fee therein described), Owner shall have the right to sell, hypothecate or convey the Casino or any portion thereof, or to assign its interest in this Agreement, with the prior approval of Hyatt Gaming. Hyatt Gaming"s approval shall be based on factors such as the ability of the prospective assignee to fulfill the financial obligations of Owner hereunder, the business reputation and the impact of Hyatt Gaming"s relationship with such proposed assignee on Hyatt Gaming"s and Hyatt Gaming Affiliates" gaming license in Colorado or any other jurisdiction. Hyatt Gaming shall not be obligated to grant its approval to any transferee which is engaged in the management or operation of casinos or casinos. Any approved assignee shall expressly assume in writing the obligations of Owner hereunder, and Owner shall thereafter be released from any liability hereunder.

          (b) For the purposes of this Agreement, an assignment of this Agreement shall be deemed to have occurred upon a Change of Control. Notwithstanding the foregoing, any transfer of a beneficial ownership interest in Owner shall be prohibited hereunder if such transfer could result in an Owner Loss of License Event.

          (c) As used herein, the term "Change of Control" shall mean any sale, transfer or issuance or series of sales, transfers and/or issuance of capital stock or ownership interests of the Owner or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934, as amended), other than the holders of the capital stock or ownership interests of the Owner as of the date hereof, owning
(a) capital stock or ownership interests of the Owner possessing a majority of the voting power (under ordinary circumstances) to elect a majority of Owner"s Board of Directors or (b) more than fifty percent (50%) of the Owner"s stock or ownership interests.

          (d) No assignment shall be permitted if it causes an Owner Loss of License Event. 15.3. Binding on Successors The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the permitted assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to.

SECTION 16. NOTICES

     All notices, approvals and disapprovals to be given hereunder shall be given in writing and shall be deemed given when delivered by messenger, facsimile or by the U.S. mails (and, if mailed, shall be deemed received two (2) business days after the postmarked date thereof), with postage prepaid, registered or certified, and, if intended for Owner, delivered or addressed to:

                  Windsor Woodmont Black Hawk Resort Corp.
                  2231 Valdina Street
                  Dallas, Texas 75207
                  Attention: Daniel Robinowitz
                  Facsimile: (214)-630-1261

                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 S. Flower Street " 23rd Floor
                  Los Angeles, CA 90071-2371
                  Attn: Rick S. Kirkbride
                  Facsimile:  (213) 627-0705

and if intended for Hyatt Gaming or any Hyatt Gaming Affiliate, delivered or addressed to:

                  Hyatt Gaming Management, Inc.
                  Madison Plaza " 39th Floor
                  200 West Madison Street
                  Chicago, Illinois 60606
                  Attention:  General Counsel
                  Facsimile:  312-750-8084

                  with a copy to:

                  Latham & Watkins
                  Sears Tower 5800
                  Chicago, IL 60606
                  Attention:  George A. Rice
                  Facsimile: (312) 993-9767

     Either party hereto may change the address for notices hereunder by such party giving notice of such change to the other party hereto in the manner hereinabove provided. If Hyatt Gaming is given the name and address of any mortgagees, it will give copies of all notices given to Owner to such mortgagees, in the manner set forth in this Section 16.

SECTION 17.  DEEDS OF TRUST; MORTGAGES

     Owner shall not be permitted to place or permit any mortgages or deeds of trust on the Casino other than in accordance with debt financing approved by Hyatt Gaming or to secure Indebtedness, and only if the provider of such financing enters into a SNDA Agreement. Hyatt Gaming"s disapproval shall be deemed to be unreasonable unless such financing could reasonably have a material adverse effect on Hyatt Gaming"s rights and interest in and pursuant to this Agreement.

SECTION 18. FURTHER INSTRUMENTS

     18.1. Further Agreements
           ------------------


     Upon notice from either party to the other, Hyatt Gaming and Owner shall execute (in recordable form) and deliver to the party requesting the same an appropriate instrument which, when recorded, will impart constructive notice to third parties of the rights of Hyatt Gaming and Owner under this Agreement. Each party hereto shall further execute and deliver all such other appropriate supplemental agreements and other instruments and take such other action as may be necessary to make this Agreement fully and legally effective, binding and enforceable as between the parties hereto and as against third parties, or as the other party may reasonably request.

     18.2. Estoppel
           --------

     Upon written request of either party, the other party shall, within fifteen
(15) days of such request, deliver to the requesting party a statement certifying that (a) this Agreement is in full force and effect; (b) that the requesting party has not breached its obligations hereunder (or, if such is not the case, the requesting party has breached its obligations and stating the nature of the breach and the date on which the certifying party delivered notice of such alleged breach to the requesting party); (c) the Opening Date; and (d) such other information as the requesting party shall reasonably request.

SECTION 19. INDEMNIFICATION OF HYATT GAMING AND HYATT GAMING AFFILIATES

     19.1. Indemnity
           ---------

     From and after the date hereof, during the Term and upon and following any termination of this Agreement, whether by lapse of time or otherwise, to the extent not covered by insurance, Owner shall indemnify and hold harmless (for the uninsured amounts only) Hyatt Gaming, HC and all other Hyatt Gaming Affiliates and their respective directors, officers, employees and agents from and against any and all liability, loss, damages, costs and expenses ("Liabilities") arising out of, or incurred in connection with the management and operation of the Casino or Hyatt Gaming"s position as agent of Owner hereunder, including specifically, but without limitation, any Liabilities arising under laws for, or on behalf of, or for the benefit of any current, former or prospective employees of the Casino and any liabilities arising from the issuance by Owner of debt or securities, except those caused by the (a) gross negligence, (b) willful misconduct, (c) willful or reckless violations of Legal Requirements), or (d) breach of this Agreement (other than the obligation to comply with Legal Requirements), by Hyatt Gaming or Hyatt Gaming Affiliates or their employees or agents.

     19.2. Specific Indemnities
           --------------------

     Without in any way limiting the generality of the foregoing, the indemnity herein provided shall include an indemnity for any Liabilities arising out of or relating to any of the provisions of the Employee Retirement Income Security Act of 1974, the Multi-Employer Pension Plan Amendments Act of 1980 ("MEPPA"), the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and the Workers Adjustment Retraining and Notification Act (the "WARN Act"), all as amended, with respect to (i) any withdrawal liability (as described in Section 4201 of MEPPA) incurred in connection with the discontinuance of contributions to any multi-employer pension plan to which Hyatt Gaming, HC or other Hyatt Gaming Affiliates may make contributions on behalf of persons employed at the Hotel but only to the extent such withdrawal liability is attributable to benefits accrued by such employees in respect of services provided at the Hotel;
(ii) any other funding obligations arising under the foregoing except to the extent resulting from the gross negligence or willful misconduct of Hyatt Gaming, HC or other Hyatt Gaming Affiliates; (iii) any costs, expenses, liabilities or losses incurred by Hyatt Gaming, HC or other Hyatt Gaming Affiliates in connection with compliance, after the date of expiration or earlier termination of this Agreement, with COBRA obligations in respect of the Hotel in excess of employee premiums; (iv) any fines, interest, excise taxes or penalties which may be assessed against Hyatt Gaming, HC or other Hyatt Gaming Affiliates in respect of the operation and administration of any employee benefit plan to the extent attributable to such plans having been made available to employees of the Hotel unless such fines, interest, excise taxes or penalties are due to the gross negligence or willful misconduct of Hyatt Gaming, HC or other Hyatt Gaming Affiliates, or reckless or willful violations by Hyatt Gaming, HC or other Hyatt Gaming Affiliates of Legal Requirements; or (v) liabilities, costs, expenses, claims or damages payable under the WARN Act with respect to the termination of employment of Hotel employees by Hyatt Gaming in connection with the expiration or early termination of this Agreement.

SECTION 20. APPLICABLE LAW

     This Agreement shall be governed in all respects by the internal laws (without regard to the principles of conflicts) of the State of Colorado.

SECTION 21. PAYMENT OF AMOUNTS DUE TO HYATT GAMING

     If, pursuant to the terms of this Agreement, the Term and Hyatt Gaming"s management of the Casino would otherwise be terminated, each party"s obligations to pay to the other party any other amounts due hereunder, shall survive such termination and shall continue until all such amounts, with interest, are paid in full. In addition, if any amounts are due to Hyatt Gaming which are determinable at or prior to the date of termination, and the termination is not as a result of the exercise of Owner"s rights pursuant to Section 12 hereof, this Agreement shall not be terminated and shall continue in effect until such payments are made in full. Subject to the rights of Trustee and obligations of the Owner pursuant to the Indenture, if such termination is the result of condemnation of, or a casualty to the Casino, any amounts due to Hyatt Gaming shall be paid out of any condemnation award or insurance proceeds available to Owner after satisfaction of the holder of any mortgage. If the condemnation award or any insurance proceeds are insufficient, Owner shall be obligated to pay all such amounts to Hyatt Gaming from other funds of Owner.

SECTION 22. SURVIVAL AND CONTINUATION

     Notwithstanding the termination of the Term or Hyatt Gaming"s management of the Casino in accordance with this Agreement, all terms, provisions and obligations of either party contained herein, which in order to give them effect and accomplish their intent and purpose need to survive such termination (e.g. Sections 9, 19 and 21 hereof) shall, by agreement between Owner and Hyatt Gaming, survive and continue until they have been fully satisfied or performed.

SECTION 23. APPROVALS

     23.1 Procedure
          ---------

     If a party shall desire the approval of the other party hereto to any matter, such party may give notice to such other party that it requests such approval, specifying in such notice the matter as to which such approval is requested and reasonable detail respecting such matter. If such other party shall not respond negatively in writing to such notice within twenty (20) days after receipt thereof (or within such other period as may be herein specified), such other party shall be deemed to have approved the matter referred to in such notice, except as otherwise herein provided. The foregoing sentence shall not relieve a party from its obligation to not unreasonably delay an approval requested hereunder, nor create a presumption that a twenty (20) day delay will be a reasonable delay in all circumstances. In any event, no approval or consent required under this Agreement, except as otherwise specifically herein indicated, shall be unreasonably withheld or delayed.

     23.2 No Implied Approvals
          --------------------

     Owner and Hyatt Gaming agree that in each instance in this Agreement or elsewhere wherein Hyatt Gaming is required to give its approval of plans, specifications, budgets and/or financing, no such approval shall imply or be deemed to constitute an opinion of Hyatt Gaming nor impose upon Hyatt Gaming any responsibility for the design or construction of the Casino, including but not limited to structural integrity or life/safety requirements or adequacy of budgets and/or financing.

     23.3 No Opinions
          -----------

     Owner and Hyatt Gaming agree that in each instance in this Agreement or elsewhere wherein Hyatt Gaming is required to give its approval of plans, specifications, budgets and/or financing, or acceptance of the resort as complying with the First Class Casino Standard, no such approval or acceptance shall imply or be deemed to constitute an opinion by Hyatt Gaming, HC, or any other Hyatt Gaming Affiliate, nor impose upon Hyatt Gaming, HC or any other Hyatt Gaming Affiliate any responsibility for the design or construction of building elements, including but not limited to structural integrity or life/safety requirements or adequacy of budgets and/or financing or the compliance with Environmental Laws. The scope of Hyatt Gaming"s review and approval of plans and specifications is limited solely to the adequacy and relationship of spaces and aesthetics of the Improvements for use as a casino.

     23.4  No Third Party Beneficiary
           --------------------------

     All reviews and approvals by Hyatt Gaming under the terms of this Agreement are for the sole and exclusive benefit of Hyatt Gaming and no other person or party shall have the right to rely on any such reviews or approvals by Hyatt Gaming, except as evidence that Hyatt Gaming has exhausted or satisfied its rights under this Agreement to approve the particular matter in question. Hyatt Gaming shall have the absolute right, in its sole discretion, to waive any such reviews or approvals as a condition to its performance under this Agreement.

SECTION 24. SALE OF SECURITIES

     In the event Owner, or any person controlling Owner, shall, at any time, sell or offer to sell any debt or equity securities issued by Owner or any affiliate of Owner through the medium of any prospectus or otherwise, it shall do so only in compliance with all applicable federal and state securities laws of the United States and shall clearly disclose to all purchasers and offerees that (a) none of Hyatt Gaming, HC or any other Hyatt Gaming Affiliates or any of their respective officers, directors, agents or employees shall in any way be deemed an issuer or underwriter of said securities, and that (b) Hyatt Gaming, HC or any other Hyatt Gaming Affiliates and said officers, directors, agents and employees have not assumed and shall not have any liability arising out of or related to the sale or offer of said securities, including, without limitation, any liability or responsibility for any financial statements, projections or other financial information contained in any prospectus or similar written or oral communication. Hyatt Gaming shall have the right to approve the use of the Hyatt Gaming name in any description of Hyatt Gaming, HC or any other Hyatt Gaming Affiliate, or any description of this Agreement or of Owner"s relationship with Hyatt Gaming hereunder, which may be contained in any prospectus or other communication in connection with the prospectus or any sale or contemplated sale of securities, and Owner agrees to furnish copies of all such materials to Hyatt Gaming for such purpose not less than two (2) days prior to the delivery thereof to any prospective purchaser. Owner agrees to indemnify, defend and hold Hyatt Gaming, HC and any other Hyatt Gaming Affiliates and their respective officers, directors, agents and employees, free and harmless of and from any and all liabilities, costs, damages, claims or expenses arising out of or related to the sale or offer of any securities of Owner other than as a result of misstatements of fact (but not omissions thereof) provided by Hyatt Gaming to Owner for inclusion in any materials for the sale or offer of securities of Owner.

SECTION 25. CONFIDENTIALITY; COOPERATION

     All information regarding the Casino not otherwise in the public domain by publication or otherwise shall be received and maintained by Hyatt Gaming, HC and any other Hyatt Gaming Affiliates in a confidential manner and shall not be disclosed to any third party without the prior written consent of Owner. Except to the extent approved by Hyatt Gaming in connection with a sale of securities described in Section 24 hereof and except as required in connection with Owner"s SEC filing and legal public disclosure obligations, Owner agrees that it will hold confidential all information relating to Hyatt Gaming, HC and any other Hyatt Gaming Affiliates and their operating procedures and policies. The foregoing obligations shall survive the termination of the Term of this Agreement by expiration or otherwise. Notwithstanding the foregoing, nothing contained herein shall be deemed to prohibit Hyatt Gaming, HC or any other Hyatt Gaming Affiliates from disclosing any such information to reputable statistical computation firms who agree not to disclose the identity of the Casino with respect to such confidential information or to other persons when such disclosure is necessary in order to perform Hyatt Gaming"s obligations hereunder. Upon any termination of the Term hereof by expiration or otherwise, the parties shall cooperate with one another in good faith so as to promote an orderly transition of the management and operations of the Casino.

SECTION 26.OWNER NON-COMPETITION

     26.1. Adjustment of Renewal Threshold
           -------------------------------

     Owner hereby agrees that if it or any Owner Affiliate owns develops, operates or franchises any other casino in Black Hawk, Colorado or Central City, Colorado, thereafter Hyatt Gaming shall continue to have the right to exercise its right to extend the Term as set forth in Section 2.2 hereof provided that the Renewal Threshold set forth in Section 2.3 hereof shall be reduced from fifteen percent (15%) to ten percent (10%) after the first full year of operation of such casino.

     26.2. Right to Manage New Casino
           --------------------------

          (a) Hyatt Gaming shall have the exclusive right of first refusal to manage, pursuant to the terms of this Agreement, any gaming or casino facility owned, developed or operated by Owner or any of its beneficiaries or their respective Owner Affiliates which is located on or utilizes any portion of the Casino or the site related property (the "Site Related Property") identified on Exhibit E attached hereto and by this reference incorporated herein. Owner may only operate any additional casino project (a "New Casino") on the Site Related Property through an independent unaffiliated third party casino management company (a "Third Party Manager").


          (b) Owner shall not enter into any management agreement or other contract with a Third Party Manager to manage a New Casino unless and until:

               (i) such Third Party Manager shall have made a written offer to Owner to manage the New Casino setting forth the business terms of such proposal;

               (ii) Owner shall have provided written notice to Hyatt Gaming of such offer from a Third Party Manager together with a copy of the Third Party Manager"s proposal, a proposed sources and uses of the New Casino, the plans and design for the New Casino, the proposed time schedule for development and opening of the New Casino and such other information as reasonably necessary or desirable for Hyatt Gaming to make a decision whether to indicate interest in managing the New Casino (the "First Refusal Materials"); and (iii) Hyatt Gaming shall have given written notice to Owner within thirty (30) days of receipt of all of the First Refusal Materials that Hyatt Gaming is not interested in managing the New Casino or Hyatt Gaming shall have failed to respond to Owner within said thirty (30) days.

          (c) If Hyatt Gaming shall within said thirty (30) days indicate its interest in managing the New Casino, Owner and Hyatt Gaming shall negotiate in good faith the terms of a management agreement with the business terms of such proposal and otherwise substantially on the terms and conditions of this Agreement.

SECTION 27. HYATT GAMING NON-COMPETITION

     Hyatt Gaming hereby agrees that neither it nor HC or any of the other Hyatt Gaming Affiliates will develop, operate or franchise any other casino bearing the name "Hyatt" (either alone or in combination with any other name or trademark) at any time during the Term (subject to the provisions hereinafter set forth) anywhere within the State of Colorado. Notwithstanding the foregoing, if Hyatt Gaming, or a Hyatt Gaming Affiliate controls or shares control as a developer or owner of a casino in Denver, Colorado or within a five (5) mile radius of the city limits thereof, Hyatt Gaming shall offer Owner the opportunity to invest cash equity in order to acquire up to forty-five percent (45%) of Hyatt Gaming"s, HC"s or any other Hyatt Gaming Affiliate"s ownership interest therein on market terms and if such offer is made, Hyatt Gaming, HC or a Hyatt Gaming Affiliate shall be free to develop and operate such casino which can bear the name "Hyatt" regardless of whether Owner accepts Hyatt Gaming"s offer. Notwithstanding the foregoing, the restrictions herein contained shall lapse and be of no further force or effect from and after the expiration or earlier termination of this Agreement.

SECTION 28. RELATED ENTITIES

     Hyatt Gaming may obtain the services of Hyatt Gaming Affiliates to the extent necessary for Hyatt Gaming to perform its obligations hereunder and may enter into consulting or other agreements with or delegate its duties under this Agreement to any Hyatt Gaming Affiliate, including, without limitation a consulting agreement with Hyatt Gaming Services, Inc. In the case of any such consulting or other agreement or delegation of duties, Hyatt Gaming shall remain fully responsible and liable (in accordance with the liability standards and limitations contained herein, as if Hyatt Gaming were providing such services) for the acts and omissions of such Hyatt Gaming Affiliates, and shall cause all such Hyatt Gaming Affiliates to perform in accordance with the terms and provisions of this Agreement.

SECTION 29. TRANSITION MATTERS

     Upon expiration or earlier termination of this Agreement, Hyatt Gaming and Owner will cooperate with each other to effect an orderly transition of management functions from Hyatt Gaming to Owner, or to any managing agent designated by Owner (the successor manager, whether Owner itself or a designated management company shall be herein referred to as the "Successor Manager"). The provisions of this Section 29 shall govern with respect to specific matters relating to the transition of management with respect to the Casino.

     29.1 Employment Matters
          ------------------


          (a) Since all employees of the Casino will be employees of Hyatt Gaming, the termination of this Agreement shall result in a termination of all Casino employee"s employment with Hyatt Gaming. Nevertheless, Owner acknowledges and agrees that, as provided in this Agreement, it shall indemnify Hyatt Gaming with respect to all accrued payroll, accrued benefits (such as vacation pay and sick days, other similar accrued employment liabilities, including, without limitation, severance obligations), and other employment matters, if any, through and including the Termination Date. Notwithstanding the foregoing, Hyatt Gaming shall have the right to make offers of employment to any employees of the Casino for employment at other Hyatt Gaming or Hyatt Gaming Affiliate casinos or resorts.

          (b) Hyatt Gaming and Owner agree that, in the event this Agreement is terminated pursuant to Section 2.4 hereof, and that Hyatt Gaming then employs at least the minimum number of employees at the Casino as required in order to render the WARN Act applicable, notices shall be delivered to the employees of the Casino, their representative(s), if any, and all other recipients specified by then current law pursuant to and in accordance with the provisions of the WARN Act (the "WARN Act Notices") at least sixty (60) days prior to the Termination Date or as otherwise required by law. Accordingly, anything hereinabove contained to the contrary notwithstanding, in addition to any Termination Notice required pursuant to Section 2(d) hereof (or as part thereof if Owner so elects), Owner shall also deliver to Hyatt Gaming a notice (a "WARN Date Notice") setting forth the date on which Owner desires to have Hyatt Gaming deliver the WARN Act Notices (which date shall in no event be sooner than five
(5) days after the date of delivery of the WARN Date Notice by Owner to Hyatt Gaming) and the date for termination of the employees" employment to be specified in such WARN Act Notices (which date shall in no event be sooner than sixty-five (65) days after delivery of the WARN Date Notice and which date shall, unless the parties expressly agree otherwise, be the date of termination of this Agreement).

          (c) If in connection with a termination pursuant to Section 2.4 hereof, the closing of the sale referred to therein shall not have occurred on or prior to the date specified in the WARN Date Notice, then, anything herein contained to the contrary notwithstanding, this Agreement and the employees" employment with Hyatt Gaming shall continue in full force and effect until such time as a new WARN Date Notice shall have been delivered by Owner to Hyatt Gaming and new WARN Act Notices shall have been issued in accordance with the provisions set forth above. In the event that Owner fails to provide a sufficient or timely WARN Date Notice and such failure results in Hyatt Gaming being deemed liable under the WARN Act, Owner shall indemnify Hyatt Gaming for any such WARN Act liability pursuant to Section 19 hereof.

          (d) In the event that this Agreement is terminated other than pursuant to Section 2.4 hereof, Hyatt Gaming shall provide the WARN Act Notices as soon as practicable and, if possible, at least sixty (60) days before the employees" employment is to terminate. If, however, Hyatt Gaming is unable to provide the WARN Act Notices in a timely manner despite using its best efforts to do so after receiving notice of the termination of this Agreement, and such inability results in Hyatt Gaming being deemed liable under the WARN Act, Owner shall indemnify Hyatt Gaming for any such WARN Act liability pursuant to Section 19 hereof.

     29.2 Insurance
          ---------

     If Owner shall be included under the chain-wide policies of insurance, or under the HC self-insurance program, such participation will be terminated as of the effective date of termination of this Agreement, and Hyatt Gaming shall have the right to reimburse itself or HC for such premiums which may have accrued to the date of termination by withdrawing the appropriate amount thereof from the

Operating Accounts. If Owner"s pro rata share of premiums under the chain-wide policies of insurance shall have been paid in advance, Hyatt Gaming shall reimburse Owner for the unused portion of insurance premiums. Owner consents to the termination of the HC insurance program with respect to the Casino as of the effective date of termination of this Agreement and agrees that neither Hyatt Gaming nor HC shall have any further obligation, after the effective date of such termination, to provide or obtain any insurance coverage for the benefit of Owner or the Casino thereafter.

     29.3 Receivables
          -----------

     All receivables of the Casino outstanding as of the effective date of termination, including, without limitation, patron ledger receivables, shall continue to be the property of Owner. Hyatt Gaming will cooperate with Owner in all reasonable respects, but at Owner"s sole cost and expense, in the collection of any receivables, and will turn over to Owner any receivables collected directly by Hyatt Gaming after the effective date of termination which relate to business conducted during the Term.

     29.4 Protected Names and Protected Marks
          -----------------------------------

     Owner agrees that it will cease the use of the Protected Names and the Protected Marks on and as of the effective date of termination of this Agreement except that Owner shall have the right to continue to use any consumable inventory, operating equipment and supplies bearing the Protected Names or any of the Protected Marks for a period not in excess of thirty (30) days following the date of termination or until supplies thereof on hand as of the termination date shall be exhausted, whichever shall first occur, but shall have no right to reorder any quantities of such items. Notwithstanding the foregoing, Hyatt Gaming (a) shall have the right, as of the date of termination of this Agreement, to purchase any items of operating equipment, consumables or supplies bearing any Protected Name or any of the Protected Marks (other than those which are specific to the Casino; that is, those bearing the name of the Casino) which are in reserve storage or are contained in unopened containers, at a price, payable on the effective date of termination in cash by deposit thereof to the Operating Accounts, equal to the cost thereof to Owner, and (b) shall have the further right at its election to purchase all or any other such items bearing any Protected Name or any Protected Mark as Hyatt Gaming elects at a reasonable price to be agreed upon between Owner and Hyatt Gaming and paid in cash on the effective date of termination. In connection with the purchase of any such items, Hyatt Gaming shall have the obligation, at its expense, to remove the same from the Casino not later than fourteen (14) days after the effective date of termination. Without in any way limiting the generality of the foregoing, on the termination date, all interior and exterior signs and graphics bearing any Protected Name or any Protected Mark shall be physically removed from the premises, or otherwise covered or obliterated so as not to be visible to the public, all at Owner"s expense.

     29.5 Other Proprietary Interests
          ---------------------------

     Under no circumstances shall Owner, or any person acting on behalf of Owner, at any time after the termination of this Agreement, directly or indirectly hold itself or the Casino out to the public as being or remaining (or otherwise seeking to be identified with) a Hyatt Gaming, HC or other Hyatt Gaming Affiliate casino. In addition, Owner agrees to cease using all Hyatt

Gaming, HC and other Hyatt Gaming Affiliate promotional materials, training materials and other of Hyatt Gaming"s, HC"s, or other Hyatt Gaming Affiliates" developed programs as of the termination hereof, all such materials to be the sole property of Hyatt Gaming, HC or other Hyatt Gaming Affiliates which may be removed by Hyatt Gaming (without any payment or other reimbursement) as of the effective date of termination of this Agreement. In addition, at the termination of this Agreement, the proprietary software programs belonging to Hyatt Gaming, HC or other Hyatt Gaming Affiliates, together with any additional or replacements of such programs which may hereafter be developed by Hyatt Gaming, HC or other Hyatt Gaming Affiliates for use in connection with the operation of the Casino, may be removed from the Casino by Hyatt Gaming, and Owner shall no longer be entitled to use such programs, without cost or charge to Hyatt Gaming, HC or any other Hyatt Gaming Affiliate; provided, however, the removal of all such software programs shall be coordinated with the installation of the Successor Manager"s systems but Hyatt Gaming shall have no obligation to allow the proprietary software to remain in the Casino beyond the termination of this Agreement. To the extent necessary for an orderly transition of management functions, both a hard copy and an electronic copy of all information relating to the Casino contained in the Hymark software relating to the period through the termination of this Agreement shall be given to Owner. To the extent any of Hyatt Gaming, HC or any other Hyatt Gaming Affiliate has leased any computer equipment or telephone equipment for use at the Casino in accordance with the provisions of this Agreement pursuant to chain-wide programs for the acquisition or leasing thereof, Owner shall have the right, at its option, either to request that the leases be transferred to Owner (to the extent the same are transferable without the consent of third parties) or to request that Hyatt Gaming seek to buy out the equipment covered by the leases (the cost of which shall be borne solely by Owner) and Hyatt Gaming will, to the extent possible and to the extent agreeable to the third party owners of such equipment, buy out on behalf of Owner those leased items so requested by Owner. If not assignable or if the same cannot be bought out, all such equipment shall be removed from the Casino at any time on or after the effective date of termination of this Agreement but in no event later than fourteen (14) days thereafter, as Hyatt Gaming shall determine.

     29.6. Service Contracts
           -----------------

     Certain contracts, leases and service agreements may have been entered into by Hyatt Gaming, HC or other Hyatt Gaming Affiliates on a chain-wide basis with contracts, leases and service agreements Hyatt Gaming, HC or other Hyatt Gaming Affiliates may not have the ability to transfer to Owner for the benefit of the Casino. Therefore, such contracts, leases and service agreements will, to the extent applicable to the Casino, be terminated as of the effective date of termination of this Agreement. Owner consents to the termination of such contracts, leases and service agreements with respect to the Casino as of such date and agrees that such contracts, leases and service agreements will not be assigned, transferred or continued after such date.

SECTION 30. DEVELOPMENT OFFICE

     Owner may maintain an office at the Casino in a location approved by Hyatt Gaming and near the executive offices of the Casino; provided, however, that if the proximity of such office to the executive offices of the Casino is, in the sole judgment of Hyatt Gaming, disruptive to or interfering with the operation and management of the Casino, Hyatt Gaming shall have the right to move such office to a different location in the Casino. The office so provided shall be utilized solely for Owner"s real estate development activities.

31. DEFINED TERMS

     A table of defined terms is attached hereto as Schedule 31 and by this reference incorporated herein.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, OWNER AND HYATT GAMING HAVE EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE SET FORTH.



                                      HYATT GAMING MANAGEMENT, INC.,
                                      a Nevada corporation


                                      By: /s/
                                          --------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation



                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------









[Signature Page to Management Agreement dated as of February 2, 2000 by and between Windsor Woodmont Black Hawk Resort Corp. and Hyatt Gaming Management, Inc.]

                              FIRST AMENDMENT TO
                              MANAGEMENT AGREEMENT
                              --------------------


     THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (the "Amendment") is executed in counterparts as of the ___ day of March, 2000 by and between WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation (hereinafter called "Owner"), and HYATT GAMING MANAGEMENT, INC., a Nevada corporation (hereinafter called "Hyatt Gaming").

                                    RECITALS

     WHEREAS, Owner and Hyatt Gaming have entered into that certain Management Agreement, dated as of February 2, 2000 (the "Original Management Agreement"), pursuant to which Owner has engaged Hyatt Gaming to manage and operate the Casino (as defined in the Original Management Agreement), and Hyatt Gaming has accepted such engagement, pursuant to the terms and conditions of the Original Management Agreement; and WHEREAS, Owner and Hyatt Gaming desire to amend the Original Management Agreement on the terms and conditions contained in this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment. Section 1.10(a) of the Original Management Agreement is hereby amended by deleting clause (i) thereof in its entirety and replacing it with the following:

     (i) the $100,000,000 First Mortgage Notes due 2006 (together with any additional issuances of such notes, not to exceed an additional Thirty Five Million Dollars ($35,000,000), that may occur in accordance with the terms of the Indenture) and the Warrants to Purchase Shares of Common Stock pursuant to that certain Offering Memorandum dated March 7, 2000 (as the same may be amended or supplemented on or before March 15, 2000, the "Offering Memorandum") for the development of the Casino,".

     3. No Other Modification. Except as herein specifically modified, the Original Management Agreement shall remain and continue in full force and effect and no other provision or term of the Original Management Agreement shall be altered or modified by this Amendment.

     4. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, Owner and Hyatt Gaming have executed this Amendment as of the day and year first above set forth.

                                       HYATT GAMING MANAGEMENT, INC., a
                                       Nevada corporation

                                       By:
                                       Name:
                                       Title:


                                       WINDSOR WOODMONT BLACK HAWK RESORT CORP., a Colorado corporation

                                       By:
                                       Name:
                                       Title:






[Signature Page to First Amendment to Management Agreement dated as of March __, 2000, by and between Windsor Woodmont Black Hawk Resort Corp. and Hyatt Gaming Management, Inc.]